Exhibit 4.1

GOOD EARTH ENERGY CONSERVATION, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement (the “Agreement”) is made and entered into as of April 10, 2012 by and among Good Earth Energy Conservation, Inc., a Delaware corporation (the “Company”), Fort Worth EV Investors L.L.C., a Texas limited liability company (“FWEV”) and the persons listed on the attached Schedule A (FWEV and each such person, an “Investor” and, collectively, the “Investors”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Notes.

RECITALS

A.           The Company desires to sell and issue Notes, together with corresponding Warrants (each, as defined below) for an aggregate purchase price of up to $1,750,000, subject to the terms and conditions set forth herein. The undersigned FWEV, Gerald Entine 1988 Family Trust, Brigadier Investment Group LLC, and Astania Investments Limited are executing this Agreement for the purchase of $1,375,000 in Notes and a corresponding amount of Warrants. The Company may sell up to the remaining $375,000 in Notes and the remaining Warrants by means of this Agreement or a counterpart thereof, and in the event of a successful sale of all or part of the $375,000, this Agreement and the counterpart agreement(s) shall be deemed the same document for all sales of the Notes and Warrants.

B.           In connection with the transactions contemplated by this Agreement, each Investor is being offered an opportunity to participate in this financing and purchase of Notes and Warrants subject to the terms and conditions set forth herein (pro rata, based on the amounts described on Schedule A).

THE PARTIES AGREE AS FOLLOWS:

1.           Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)          “Common Stock” means the Company’s common stock.

(b)          The “Notes” shall mean the Company’s 8.0% Secured Convertible Promissory Notes due March 31, 2017, or any promissory notes issued by the Company in exchange therefor.

(c)          “Registration Rights Agreement” means the Registration Rights Agreement among the Company and the Investors in the form attached hereto as Exhibit D.

(d)          The “Requisite Investors” shall mean, at any given time, the Investors that hold more than fifty percent (50%) of the then outstanding principal amount of the Notes; provided, that in the event no principal of the Notes is then outstanding, the “Requisite Investors” shall mean the holders of more than fifty percent (50%) of the shares of capital stock issued or issuable upon the exercise of all then outstanding Warrants.

(e)          The “Warrants” shall mean warrants to purchase Common Stock of the Company issued to purchasers of the Notes pursuant to this Agreement.

(f)          The “Warrant Agreement” shall mean the Warrant Agreement among the Company and the Investors in the form of Exhibit B.

2.           Notes, Warrants, Security Agreement.

(a)          Subject to the terms of this Agreement, each Investor, severally and not jointly, agrees to purchase from the Company at the Closing (the “Closing”) a Secured Convertible Promissory Note in substantially the form attached hereto as Exhibit A (each, a “Note” and collectively, the “Notes”) in the amount set forth opposite such Investor’s name on Schedule A attached hereto.

(b)          At the Closing, the Company shall issue and sell to each Investor purchasing Notes a warrant in substantially the form attached hereto as Exhibit B (each, a “Warrant” and collectively, the “Warrants”) to purchase the number and kind of shares set forth in the Warrant (the “Warrant Shares”), as listed on Schedule A attached hereto.

(c)          The Company and each Investor, having adverse interests and as a result of arm’s length negotiation, agree, severally and not jointly, that: (i) neither such Investor nor any of its respective partners, members or affiliates has rendered or agreed to render any services to the Company in connection with this Agreement or the sale and issuance of the Notes and Warrants hereunder; (ii) the Warrants are not being issued as compensation; (iii) the Notes and Warrants purchased by such Investor at each Closing are intended to be treated as an “investment unit” for U.S. federal income tax purposes; (iv) the purchase price of such investment unit shall be allocated to each Warrant in an amount equal to 5% of the principal amount of the Note issued together with such Warrant and to each such Note in an amount equal to 95% of the principal amount of the Note and (v) the issue price, under Section 1273 of the Internal Revenue Code of 1986, as amended, of each such Note equals 95% of the principal amount of the Note. All tax returns and other information of each party relative to this Agreement and the Notes and Warrants issued pursuant hereto shall consistently reflect the matters agreed to in (i) through (v) above.

(d)          The payment obligations evidenced by the Notes shall be secured by a security interest in all of the Company’s inventory and account receivable, pursuant to a Security Agreement in the form attached hereto as Exhibit C (the “Security Agreement”).

3.           Closings. The purchase, sale and issuance of the Notes and Warrants may take place remotely via the exchange of documents, funds, and signatures at one or more Closings (each a “Closing”). Each Investor shall purchase, at the applicable Closing, a Note in the principal amount set forth opposite such Investor’s name on Schedule A attached hereto (its “Note Purchase Amount”) and Warrants to purchase the number of Warrant Shares set forth opposite such Investor’s name on Schedule A. The Closings shall take place on or before April 20, 2012, or at such other time as the Company and the Investors purchasing a majority of the aggregate principal amount of Notes shall agree. At the applicable Closing, the Investor shall deliver to the Company a check or wire transfer in such Investor’s respective Note Purchase Amount, against the Company’s issuance and delivery to such Investor of (i) a Note payable to such Investor in the principal amount of such Investor’s Note Purchase Amount and (ii) Warrants to purchase the appropriate number of Warrant Shares.

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4.           Use of Proceeds. The Company shall use the proceeds from the sale of the Notes and Warrants for working capital and general corporate purposes.

5.           Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Investors that, as of the date hereof and as of the Closing:

(a)          Organization, Qualifications and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the business or assets of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted, to execute, deliver and perform its obligations under this Agreement and the Security Agreement and to issue, sell and deliver the Notes, the Warrants, the shares of capital stock issuable upon conversion of the Notes (the “Note Shares”), and the Warrant Shares (collectively the Notes, the Warrants, the Note Shares and the Warrant Shares are referred to herein as the “Securities”).

(b)          Authorization. All corporate action on the part of the Company, its directors and its shareholders necessary for the authorization, execution, delivery and performance of this Agreement, the Notes, the Warrants, the Security Agreement, and the Securities (this Agreement, the Notes, the Warrants and the Security Agreement, being collectively referred to as the “Transaction Documents”) by the Company and the performance by the Company of its obligations hereunder and thereunder, including the issuance, sale and delivery of the Securities, has been taken or will be taken prior to the issuance of such Securities, as applicable. The Transaction Documents, when executed and delivered by the Company: (i) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to laws of general application relating to bankruptcy and, with respect to rights to indemnity, subject to federal and state securities laws and (ii) will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or the Bylaws of the Company. The consummation by the Company of the transactions contemplated under the Transaction Documents, including the issuance and delivery of the Securities, will not result in a violation of any provision of any indenture, agreement or other instrument to which the Company, or any of its properties or assets is bound, or conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, encumbrance, or claim of any nature whatsoever upon any of the properties or assets of the Company, the result of any of which would have a material adverse effect on the business of the Company. The Securities, when issued in accordance with the Transaction Documents and the Certificate of Incorporation, as applicable, will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and will not be subject to preemptive or any other similar rights of the shareholders of the Company or others (except for any such rights which shall have been properly waived prior to such issuance).

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(c)          Governmental Approvals. Subject to the accuracy of the representations and warranties of the Investors contained in this Agreement, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement or the issuance, sale and delivery of the Securities, other than filings pursuant to federal and state securities laws (all of which filings have been or will be made on a timely basis by the Company) in connection with the issuance of the Securities.

(d)          Capitalization; Status of Capital Stock.

(i)          The Company has an authorized capitalization consisting of 50,000,000 shares of Common Stock, of which 15,616,098 shares are issued and outstanding. All shares of the Company’s capital stock have been issued in compliance with applicable federal and state securities laws, all of which shares are fully paid and non-assessable. None of the issued and outstanding shares of capital stock of the Company have been issued in violation of any rights applicable to such capital stock.

(ii)         The Company has reserved (A) 6,775,000 shares of Common Stock for issuance upon the exercise of warrants; (B) 3,500,000 shares of Common Stock for issuance upon a conversion of the Notes; and (C) 14,368,001 shares of Common Stock for issuance upon the exercise of issued and outstanding stock options granted to the Company’s management.

(iii)        Except as set forth in clause (ii), there are no outstanding pre-emptive rights, warrants, options, stock appreciation rights, phantom stock, conversion privileges (whether associated with debt or equity securities), subscriptions or other rights or agreements, either direct or indirect, to purchase or otherwise acquire any equity securities of the Company or otherwise related to such equity securities.

(e)          Financial Statements. The Company has furnished to each Investor complete and accurate copies of its unaudited balance sheet as of December 31, 2011 (the “Balance Sheet Date”) and the related unaudited statements of income and cash flows for the fiscal year then ended (collectively the “Financial Statements”). The Financial Statements present fairly in all material respects the financial condition, cash flows, and results of operation of the Company as of the date and for the period indicated, subject to normal year-end audit adjustments, and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied, except with regard to GAAP accounting for stock options and other exceptions that may be noted in the footnotes to Financial Statements.

(f)          Absence of Undisclosed Liabilities. Except as set forth in Schedule 5(f), the Company does not have any liability required by GAAP to be reflected on the Financial Statements except for (a) liabilities shown on the Balance Sheet, (b) liabilities which have arisen since the Balance Sheet Date in the ordinary course of business consistent with past practice, and (c) liabilities under the executory portion of any written agreement by which the Company is bound which was entered into in the ordinary course of business consistent with past practice.

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(g)          Changes in Condition: Except as specifically set forth in this Agreement, since the Balance Sheet Date:

(i)          the Company has not entered into any transaction which was not in the ordinary course of business;

(ii)         there has been no Material Adverse Event;

(iii)        the Company has not incurred any material tax liability;

(iv)        there has been no resignation or termination of employment of any officer or key employee of the Company and the Company does not know of any impending resignation or termination of employment of any such officer or key employee that if consummated would constitute a Material Adverse Event;

(v)         there has been no labor dispute involving the Company or any of its respective employees and, to the Company’s knowledge, none is pending or threatened;

(vi)        there has been no waiver by the Company of a right or of a debt owing to the Company which would constitute a “Material Adverse Event”, defined as any change, event or effect that is materially adverse to the general affairs, business, operations, assets, condition (financial or otherwise) or results of operations of the Company; and

(vii)       there has not been any satisfaction or discharge of any material mortgage, pledge, security interest, encumbrance, charge, lien or similar right (whether arising by contract or by operation of law) or any payment of any material obligation by the Company except in the ordinary course of business.

(h)          No Litigation. There is no action, suit, claim, proceeding or investigation pending or, to the Company’s knowledge, threatened against or affecting the Company that questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents, and to the Company’s knowledge, there is no basis for any of the foregoing. There is no judgment, decree, or order of any court in effect against the Company and the Company is not in default with respect to any order of any governmental authority to which the Company is a party or by which it is bound. There is no action or suit by the Company pending, threatened or contemplated against others.

(i)          Title. The Company has good title to assets and properties as reflected in the Financial Statements (except those assets and properties disposed of in the ordinary course of business since the date of such Financial Statements), and all assets and properties acquired by the Company since such date (except those disposed of in the ordinary course of business). There are no liens, charges or encumbrances upon any assets of the Company other than a lien securing a $125,000 loan to the Company that will be released as a condition to the Closing and a lien or liens covering Company assets that will not be pledged under the Security Agreement.

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(j)          No Violation or Default. The Company is not in violation of or in default with respect to (i) its Certificate of Incorporation or Bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or (ii) any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

(k)          Offering. Assuming the accuracy of the representations and warranties of the Investors contained in Section 6 hereof, the offer, issue and sale of the Notes and the Warrants are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1993, as amended (the “Securities Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(l)          No Solicitation or Advertisement. Neither the Company nor any person acting on its behalf has engaged, in connection with the offering or sale of the Notes or Warrants, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(m)          Brokers and Finders. The Company has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

(n)          Full Disclosure. No representation or warranty of the Company contained in this Agreement, and no certificate furnished to the Investors at the applicable Closing contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein or herein in view of the circumstances under which they were made not misleading. The Company has provided each Investor with all the information reasonably available to the Company that such Investor has requested for deciding whether to purchase the Notes and Warrants. The Company is not aware of any fact which has not been disclosed to the Investors which would constitute a Material Adverse Event with respect to the Company’s business, condition, affairs or operations.

6.           Representations and Warranties of the Investors. Each of the Investors, severally and not jointly, represents and warrants to the Company as of each Closing as follows:

(a)          Such Investor is acquiring the Securities for its own account, and the Securities are being or will be acquired by such Investor for the purpose of investment and not with a view to distribution; such Investor agrees that it will not sell or transfer any of the Securities without registration under applicable federal and state securities laws, or the availability of exemptions therefrom and acknowledges that all instruments evidencing the Securities will bear a restrictive legend stating that such Securities, as applicable, have not been registered under applicable federal and state securities laws and referring to restrictions on their transferability and sale;

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(b)          Such Investor acknowledges that it currently has, and had immediately prior to its receipt of the offer of sale from the Company, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment and further acknowledges that it is able to bear the economic risk of an investment in the Securities;

(c)          Such Investor acknowledges that, during the course of the transactions contemplated by this Agreement and prior to the sale to such Investor of the Notes and the Warrants hereunder, such Investor (i) has had the opportunity to ask questions of, and receive answers from, management of the Company concerning the terms and conditions of this investment, (ii) has had the opportunity to obtain any additional information of the same kind that is specified in Rule 502 of Regulation D of the Securities Act, or that is necessary to verify the accuracy of the other information obtained and (iii) has received such information as it deems necessary to enable it to make its investment decision; and

(d)          such Investor is an “accredited investor” within the meaning of Rule 501(d) of Regulation D promulgated under the Securities Act.

7.           Conditions to Closing.

(a)          Conditions to Investors’ Obligations at Closing. Each Investor’s obligation to purchase Notes and Warrants at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(i)          Representations and Warranties. The representations and warranties made by the Company in Section 5 hereof shall be true and correct in all material respects as of the Closing, with the same force and effect as if they had been made on and as of said date.

(ii)         Performance. The Company shall have performed or fulfilled in all material respects all agreements, obligations, and conditions contained herein required to be performed or fulfilled by the Company before the Closing.

(iii)        Legal Investment. The sale and issuance of the Notes and Warrants shall be legally permitted by all laws and regulations to which the Investors and the Company are subject.

(iv)        Consents, Permits and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Transaction Documents.

(v)         Other Agreements. The Company shall have executed and delivered the Security Agreement, the Warrant Agreement, the Equityholders Agreement and the Registration Rights Agreement.

(vi)        Proceedings Satisfactory; Compliance Certificate. All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions shall be satisfactory in all material respects to the Investors, in the reasonable exercise of their judgment. At the Closing, the Company shall have delivered to the Investors a certificate dated as of the Closing, signed by the Company’s President, certifying that the conditions set forth in Sections 7(a)(i), 7(a)(ii) and 7(a)(iv) have been satisfied as of such Closing.

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(vii)       Secretary’s Certificate. The Secretary of the Company shall deliver to the Investors at the Closing a certificate certifying (A) the Certificate of Incorporation, (B) the Bylaws of the Company, and (C) minutes of a meeting or action by written consent of the Board of Directors of Company approving the Transaction Documents and the transactions contemplated hereby and thereby. Attached to such certificate shall be true and correct copies of such Certificate of Incorporation, Bylaws and board and shareholder minutes and/or action(s) by written consent.

(viii)      Good Standing Certificates. The Company shall have delivered to the Investors good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware, Texas and any other jurisdiction in which the Company is qualified to do business, dated as of a recent date before the Closing.

(ix)         Release of Liens. The Company shall have delivered to the Investors a release of all liens covering Company assets that are pledged under the Security Agreement.

(b)          Conditions to Company’s Obligations at Closing. The Company’s obligation to each Investor to issue and sell the Notes and Warrants at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(i)          Representations and Warranties. The representations and warranties made by the Investor in Section 6 hereof shall be true and correct in all material respects as of the applicable Closing, with the same force and effect as if they had been made on and as of said date.

(ii)         Legal Investment. The sale and issuance of the Notes and Warrants shall be legally permitted by all laws and regulations to which the Investors and the Company are subject.

(iii)        Consents, Permits and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Transaction Documents.

(iv)        Other Agreements. Each Investor shall have executed and delivered the Security Agreement, the Warrant Agreement, the Equityholders Agreement and the Registration Rights Agreement.

8.          Right to Designate Director. In the event that the Company fails to make interest payments on the Notes for two consecutive calendar quarters during any period of 12 consecutive months (a “Payment Default”), FWEV shall have the right to designate one person for election to the Company’s Board of Directors and as Chairman of the Compensation Committee of the Board. Such right shall continue until the Note is paid or converted. Concurrently with the execution of this Agreement, the holders of more than 50% of the Company’s outstanding stock have executed and delivered to FWEV a written instrument whereby they have agreed, upon a Payment Default, to take such action (including approving an amendment to the Company’s Bylaws) as may be necessary to (i) increase the number of the Company’s directors by no more than one, and (ii) effect the rights of FWEV under this Section 8. Nothing in this Section 8 shall be deemed to limit any right or remedy of FWEV under the Notes, the Security Agreement or applicable law in the event of a Payment Default.

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9.           Reverse Merger. If by September 30, 2012, the Company has not become subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by reason of the merger of the Company with a so-called “public shell company” (the “Merger Condition”), the interest rate on the Note held by FWEV shall be increased to 12.0% per annum and shall remain at such rate until the Merger Condition is satisfied (when the interest rate will revert to 8.0%). If the Merger Condition has not been satisfied, the interest rate change will occur automatically on October 1, 2012 without any action on the part of FWEV or the Company and, thereafter, the Notes held by the Investors shall bear interest at the rate of 12.0% per annum until the Merger Condition is satisfied (whereupon the interest rate shall revert to 8.0%).

10.          Publicity. The Company shall not, and shall cause its officers, directors, stockholders, and advisors not to, without the consent of FWEV, (a) use the name of any member of FWEV, or any of their respective affiliates, in advertising, publicity or otherwise, (b) represent, directly or indirectly, that any such member or affiliate approves or endorses any security of the Company or any product or service provided by the Company, or (c) disclose the name of any such member or affiliate to any potential investor in the Company; provided, however, that nothing in this Section shall prevent the disclosure of the names of such members and affiliates to the extent (and only to the extent) required (i) by any governmental regulatory agency, (ii) in connection with any judicial, governmental or other regulatory proceeding or (iii) by any applicable law or regulation.

11.          Legends. It is understood that the Securities may bear one or more legends substantially similar to the following:

(a)          “THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.”

(b)          “THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS WARRANT IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.”

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(c)          Any legend required by the securities laws of the State of Texas or by any other securities laws of other states with which the Company and Investor must comply in order to distribute the Securities pursuant to this Agreement.

12.         Amendments, Waivers, Etc. This Agreement and the Notes and Warrants issued pursuant to this Agreement may be amended and any provision hereof or thereof may be waived as to all Investors only with the written consent of the Company and the Requisite Investors. The Investors hereby expressly agree that, only with the written consent of the Requisite Investors may any Investor proceed to protect and enforce such Investor’s rights under the Notes, the Warrants, or the Security Agreement by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant, provision or condition contained therein, or in aid of the exercise of any power granted thereunder.

13.         Choice of Law. This Agreement shall be governed by and construed under the internal laws of the State of Texas without reference to principles of conflict of laws or choice of laws.

14.         Fees and Expenses. Each party will pay its own legal fees and out of pocket expenses in connection with the transactions hereunder.

15.         Parties in Interest. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto. This Agreement shall not run to the benefit of or be enforceable by any person other than a party to this Agreement and its successors and assigns.

16.         Survival of Representations and Warranties. All representations and warranties made in this Agreement, the other Transaction Documents and any other instrument or document delivered in connection herewith or therewith, shall survive for a period of eighteen (18) months after the Closing.

17.         Severability. In the event that any provision of this Agreement becomes void or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court (or the parties hereto, pursuant to Section 12 hereof, if such court declines to do so) shall replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall remain enforceable in accordance with its terms.

18.         Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience and reference only and do not constitute a part of this Agreement.

19.         Notices. All notices, requests, demands and other communications provided for hereunder and under any of the other Transaction Documents shall be in writing (including facsimile and email communications) and mailed, emailed, transmitted by facsimile or delivered:

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If to an Investor: at the address set forth on Schedule A attached hereto listing the Investors or at such other address as to which such Investor may inform the Company of in writing in compliance with the terms of this Section 19.

If to the Company:	Good Earth Energy Conservation, Inc.
7513 Pebble Dr.
Fort Worth, TX 76118
FAX: 817-616-3162
Attn: President

or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this Section 18.

All such notices, requests, demands and other communications shall, when mailed (certified mail, return receipt requested, postage prepaid), emailed or transmitted by facsimile, be effective when deposited in the mails or delivered via confirmed email or facsimile, respectively, addressed as aforesaid, unless otherwise provided herein.

20.         Prior Agreements. This Agreement, together with the Transaction Documents, constitutes the entire agreement between the parties and supersedes any other prior understandings or agreements concerning the subject matter hereof.

21.         Counterparts. This Agreement may be executed in any number of counterparts, including counterparts transmitted by facsimile or other electronic transmission, and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

22.         Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person or entity, other than the Company and its representatives, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, members, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Notes and Warrants.

IN WITNESS WHEREOF, the undersigned has executed this Note and Warrant Purchase and Stock Exchange Agreement as of the date first above written.

COMPANY:	Good Earth Energy Conservation, Inc.

	By:	/s/ James R. Emmons
	Name:	James R. Emmons
	Title:	President

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INVESTORS:	Fort Worth EV Investors L.L.C.

	By:	/s/ John B. Kleinheinz
	Name:	John B. Kleinheinz
	Title:	Manager

Gerald Entine 1988 Family Trust

By	/s/ Gerald Entine
Name:	Gerald Entine
Title:	Trustee

Brigadier Investments Group LLC

By:	/s/ Craig Kirsch
Name:	Craig Kirsch
Title:	Managing Member

/s/ Tom J. Niedermeyer
Name:	Tom J. Niedermeyer

Evolution Capital Partners, LLC

By:	/s/ Michael Doron
Name:	Michael Doron
Title:	Manager

The A and C Horn Trust

By:	/s/ Alan F. Horn
Name:	Alan F. Horn
Title:	Trustee

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Schedule A

Schedule of Investors

[NOT INCLUDED]

Exhibit A

Form of Secured Convertible Promissory Note

Exhibit B

Form of Warrant Agreement

Exhibit C

Security Agreement

Exhibit D

Registration Rights Agreement

AMENDMENT ONE TO

GOOD EARTH ENERGY CONSERVATION, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

As of April 10, 2012, Good Earth Energy Conservation, Inc., a Delaware corporation (the “Company”), Fort Worth EV Investors L.L.C., a Texas limited liability company (“FWEV”) and the other persons listed on the signature hereof (each of FWEV and each other person listed as such on the signature page hereof, an “Investor” and, collectively, the “Investors” for purposes of this amendment) entered into a Note and Warrant Purchase Agreement (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The Company and the Investors have reached an agreement to amend the Agreement, and for good and valuable consideration which each hereby acknowledges, the Agreement shall be amended by amending and restating Section 9 of the Agreement to read as follows:

Reverse Merger. If by February 28, 2013, the Company has not become subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by reason of the merger of the Company with a so-called “public shell company” (the “Merger Condition”), the interest rate on the Note held by each Investor shall be increased to 12.0% per annum and shall remain at such rate until the Merger Condition is satisfied (when the interest rate will revert to 8.0%). If the Merger Condition has not been satisfied, the interest rate change will occur automatically on March 1, 2013 without any action on the part of each Investor or the Company and, thereafter, the Notes held by the Investors shall bear interest at the rate of 12.0% per annum until the Merger Condition is satisfied (whereupon the interest rate shall revert to 8.0%).

Except as set forth above, the Agreement remains unchanged, and each of the undersigned hereby ratifies and confirms the Agreement, as amended.

[Signatures on Following Page]

This Amendment One to Good Earth Energy Conservation, Inc. Note and Warrant Purchase Agreement is entered into to be effective as of September 30, 2012.

COMPANY:	INVESTORS:
Good Earth Energy Conservation, Inc.	Fort Worth EV Investors L.L.C.

By:	By:	/s/ John B. Kleinheinz
Name:	Name:	John B. Kleinheinz
Title:	Title:	Manager

Gerald Entine 1988 Family Trust

By:
Name:
Title:

Brigadier Investments Group LLC

By:
Name:
Title:

Name: Tom J. Niedermeyer

A and C Horn Trust

By:
Name:
Title:

Evolution Capital Partners, Inc.

By:
Name:
Title:

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

SECURED CONVERTIBLE PROMISSORY NOTE

OF
GOOD EARTH ENERGY CONSERVATION, INC.

$1,000,000.00	Made as of April 10, 2012

For Value Received , Good Earth Energy Conservation, Inc., a Delaware corporation (the “Company”), with principal offices located at 7513 Pebble Drive, Fort Worth, Texas 76118, hereby promises to pay to the order of Fort Worth EV Investors L.L.C., a Texas limited liability company (the “Holder”), upon the earlier to occur of (i) the Maturity Date or (ii) when declared due and payable by the Requisite Investors after the occurrence and during the continuance of an Event of Default (as defined below), the principal amount of One Million Dollars and No Cents ($1,000,000.00), plus interest from and including the date hereof on the principal balance from time to time outstanding, based on a 360-day year of twelve 30-day months, at a rate per annum equal to eight percent (8.0%). The rate of interest payable on this Note is subject to adjustment as provided in Section 9 of the Purchase Agreement (hereinafter defined). Interest hereunder shall be payable quarterly on the first Business Day of each calendar quarter, commencing July 1, 2012. All payments by the Company under this Note shall be made in immediately available funds.

Nothing in this Note shall require the Company to pay interest at a rate in excess of the maximum rate permitted by applicable law. Any interest payable hereunder or under any other instrument relating to the indebtedness evidenced hereby that is in excess of the maximum rate permitted by applicable law shall, in the event of acceleration of maturity, late payment, prepayment, or otherwise, be applied to a reduction of the then outstanding indebtedness evidenced hereby and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of such then outstanding indebtedness, such excess shall be refunded to the Company. To the extent not prohibited by applicable law, determination of the maximum rate permitted by applicable law shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the full term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from the Company in connection with the indebtedness evidenced hereby, so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof.

This Note is one of a series of Secured Convertible Promissory Notes of like tenor (collectively, the “Notes” and each a “Note”), issued by the Company pursuant to, and entitled to the benefits of, that certain Note and Warrant Purchase Agreement, dated as of April ___, 2012, by and among the Company and the Holder and the other Investors, if any, listed on Schedule A attached thereto (as the same may be amended from time to time, the “Purchase Agreement”), and the Holder of this Note, is entitled to the benefits of the Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which the Company and the Holder hereof, by the acceptance of this Note, agrees:

1.            Definitions. The following definitions shall apply for all purposes of this Note:

1.1          “Additional Shares of Common Stock” means all shares of Common Stock issued (or deemed issued pursuant to Section 3.4(f) by the Company after the date hereof, other than shares of Common Stock issued or issuable):

(a)          pursuant to a transaction described in Sections 3.4(a) – (d);

(b)          to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining, or compensating for, their services pursuant to plans or agreements approved by the Company’s Board of Directors;

(c)          pursuant to the Reverse Merger;

(d)          pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof;

(e)          upon conversion of the Warrants or the Notes; or

(f)           with the approval of the Requisite Investors, which approval specifically states that such shares shall not be Additional Stock.

1.2          “Business Day” means any day other than a Saturday or Sunday or a day on which banks in Fort Worth, Texas are authorized or required by law to be closed.

1.3          “Common Stock” means the Common Stock of the Company.

1.4          “Company” means the “Company” as defined above and includes any corporation or Person which shall succeed to or assume the obligations of the Company under this Note.

1.5          “Conversion Stock” means the shares of capital stock of the Company issuable upon conversion of this Note in accordance with Section 3 hereof.

1.6          “Convertible Securities” means any evidence of indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

1.7          “Event of Default” shall have the meaning as set forth in Section 5.1 hereof.

1.8          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.9          “Holder” means the “Holder” as defined above or any Person who shall become the registered holder of this Note on the books of the Company.

1.10        “Material Adverse Effect” means any change, event or effect that is materially adverse to the general affairs, business, operations, assets, condition (financial or otherwise) or results of operations of the Company.

1.11        “Options” means options, rights or warrants to subscribe for, purchase, or otherwise acquire Common Stock or any other capital stock of the Company, or Convertible Securities.

1.12        “Outstanding Balance” means the unpaid principal amount due under this Note together with any then unpaid accrued interest.

1.13        “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any other business entity.

1.14        “Purchase Price” means the per share price of $0.50.

1.15        “Requisite Investors” means the Holders of the Notes representing more than fifty percent (50%) of the aggregate principal amount of the Notes.

1.16        “Reverse Merger” means the merger of the Company with a so-called “public shell company” as a result of which the Company becomes subject to the public reporting requirements of the Exchange Act.

1.17        “Warrants” means the warrants to purchase Common Stock issued pursuant to the Purchase Agreement.

2.           Repayment. The Outstanding Balance shall be due and payable in cash on March 31, 2017 (such date, the “Maturity Date”). Principal of, and interest on, this Note is payable at the Holder’s office at 301 Commerce Street, Suite 1900, Fort Worth, Tarrant County, Texas 76102.

3.           Conversion.

3.1          Conversion at Holder’s Option. For so long as this Note is outstanding, the Holder shall have the option and right to convert the Outstanding Balance of this Note into the Company’s Common Stock at the Purchase Price (the “Conversion Right”).

3.2          Required Notice. The Holder may exercise its option to convert the Outstanding Balance of this Note into shares of the Company’s Common Stock by (a) surrendering this Note for cancellation (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the Holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) and (b) giving not less than five (5) Business Days’ written notice to the Company at its principal corporate office of the election to convert the same pursuant to Section 3.1, including the amount of the unpaid principal amount of this Note to be converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note.

3.3          Mandatory Conversion at Company’s Option. At any time on or after the second anniversary of the date of this Note that (a) the closing sale price for Common Stock on the principal trading market for such shares has been equal to or greater than $1.50 per share for at least 30 consecutive trading days and (b) during such 30 trading days shares of Common Stock with an aggregate sales price of at least $4,000,000 have traded on such principal trading market, the Company may by giving the Holder not less than five (5) Business Days' written notice, cause the Outstanding Balance of this Note to be converted into the Company’s Common Stock at the Purchase Price (the “Company Conversion Right”).

3.4          Anti-Dilution Adjustments. The anti-dilution adjustments described in this Section 3.4 shall be made in the manner herein provided with respect to the “Conversion Right” and the “Company Conversion Right.”

(a)          Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding securities issuable upon exercise of the Conversion Right, or in case of any consolidation or merger of the Company with or into another corporation or a partnership (other than a merger with another corporation or a partnership in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of such Conversion Right), or in case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, issue new securities of the Company or of the successor or purchasing corporation, as the case may be (the "Substitute Securities"), to Holder on the terms set forth in this Section 3.4. Such Substitute Securities shall be convertible on terms as nearly equivalent as practical to the terms set forth herein for the exercise of the Conversion Right into the kind and amount of shares of stock, other securities, money and property that such Holder would have received at the time of such reclassification, change, consolidation, merger, sale or transfer, if such Holder had exercised the Conversion Right of such Holder immediately prior to such reclassification, change, consolidation, merger, sale or transfer. Such Substitute Securities shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.4. The provisions of this Section 3.4 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

(b)          Subdivision or Combination of Shares. If the Company at any time while any of the Notes are outstanding, shall subdivide or combine its Common Stock, the Purchase Price shall be proportionately decreased, in case of subdivision of shares, as of the effective date of such subdivision, or if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as of the effective date of such combination or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as of such record date, whichever is earlier.

(c)          Stock Dividends. If the Company, at any time while any of the Notes are outstanding, shall pay a dividend or make any other distribution to holders of Common Stock payable in Common Stock, the Purchase Price shall be adjusted, as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as of the date of such payment or other distribution), to that price determined by dividing the Purchase Price in effect immediately prior to such record or distribution date by a fraction of which (i) the numerator shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and (ii) the denominator shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution.

(d)          Liquidating Dividends, Etc. If the Company, at any time while any of the Notes are outstanding, shall make a voluntary distribution of its property to the holders of its Common Stock as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the holders of the Notes, shall, upon exercise of the Conversion Right, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any consideration therefor, the property that would have been payable to them as owners of that number of shares of Common Stock of the Company receivable by exercise of such Conversion Right had they been the holders of record of such Common Stock on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution.

(e)          Issuance of Additional Shares of Common Stock. In the event the Company at any time or from time to time prior to the date upon which the Company becomes subject to the reporting requirements of the Exchange Act shall, or shall be deemed to, issue or sell Additional Shares of Common Stock for a consideration per share received by the Company of less than the Purchase Price in effect immediately prior to such issuance or sale, then, and in each such case, the Purchase Price shall be reduced to the consideration per share at which such Additional Shares are issued and sold.

(f)          Options and Convertible Securities.

(1)         For purposes of Section 3.4(e) hereof, in the event that the Company at any time or from time to time issues, sells, grants or assumes, or fixes a record date for the determination of holders of any class of securities entitled to receive any Options or Convertible Securities, then, and in each such case, the maximum number of shares of Common Stock at any time issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, as the case may be, shall be deemed to be Additional Shares of Common Stock issued as of the close of business on the date of the earliest of such issuance, sale, grant, assumption or record date.

(2)         If any Options or Convertible Securities provide, with the passage of time or otherwise, for any decrease or increase, as the case may be, in (i) the consideration payable to the Company or for which such Options or Convertible Securities are exercisable, convertible or exchangeable, or (ii) the number of Additional Shares of Common Stock issuable upon the exercise, conversion or exchange thereof, then the Purchase Price shall be adjusted upon any such decrease or increase becoming effective to reflect such decrease or increase insofar as it affects any such Options or Convertible Securities which are outstanding at such time, as if such Options or Convertible Securities included such terms as adjusted upon their original issuance, sale, grant, assumption or record date, as the case may be; provided, however, that no adjustments relating to any Options or Convertible Securities pursuant to this subsection, individually or in the aggregate, shall increase the Purchase Price by more than all previous reductions in the Purchase Price relating to the same Options or Convertible Securities and made pursuant to this Section 3.4(f).

(3)         In any case in which Additional Shares of Common Stock are deemed to be issued, sold, granted or assumed pursuant to Section 3.4(f)(1) hereof, no further adjustment (other than pursuant to Section 3.4(f)(1) or (2) hereof) of the Purchase Price shall be made upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consequent issue or sale of Convertible Securities or shares of Common Stock.

(4)         In any case in which Additional Shares of Common Stock are deemed to be issued, sold, granted or assumed pursuant to Section 3.4(f)(1) hereof, upon (x) the expiration, or the repurchase and cancellation or retirement by the Company of any Options that have not been exercised, or (y) the expiration of any rights of conversion or exchange under any Convertible Securities that have not been exercised, or the repurchase and cancellation or retirement by the Company of any such Convertible Securities the rights of conversion or exchange of which have not been exercised, any adjustments to the Purchase Price computed upon the original issuance, sale, grant, assumption or record date, and upon any subsequent adjustments to such Options or Convertible Securities, shall, effective as of such expiration, cancellation or retirement, as the case may be, be recomputed as if: (i) the only Additional Shares of Common Stock (including, without limitation, pursuant to the issuance or sale of Convertible Securities) issued or sold were the Additional Shares of Common Stock (including, without limitation, pursuant to the issuance or sale of Convertible Securities), if any, actually issued or sold upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities; (ii) in the case of Options, the consideration received therefor was the consideration actually received by the Company for the issuance, sale, grant or assumption of such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, plus, in the case of Options for Convertible Securities, any additional consideration deemed to be received by the Company upon the issuance of such Convertible Securities for which Options were exercised; and (iii) in the case of Convertible Securities, the consideration received therefor was the consideration actually received by the Company for the issuance, sale, grant or assumption of such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; provided, however, that no adjustments relating to any Options or Convertible Securities pursuant to this subsection, individually or in the aggregate, shall increase the Purchase Price by more than all previous reductions in the Purchase Price relating to the same Options or Convertible Securities and made pursuant to this Section 3.4(f). Any readjustment pursuant to this Section 3.4(f)(4) shall apply only to any Notes then outstanding.

(g)          Consideration.

(1)         For purposes of this Section 3.4, the consideration for the issuance, or sale of any Additional Shares of Common Stock, irrespective of the accounting treatment of such consideration, shall equal:

(i)          insofar as it consists of cash, the amount of cash actually received by the Company as direct consideration for the issuance, sale, grant or assumption of such Additional Shares of Common Stock;

(ii)         insofar as it consists of property (including, without limitation, securities) other than cash actually received by the Company as direct consideration for the issuance, sale, grant or assumption of such Additional Shares of Common Stock, the fair market value thereof (as reasonably determined by the Board of Directors in good faith, as evidenced by a board resolution in writing) at the time of such issuance, sale, grant or assumption;

(iii)        insofar as it consists neither of cash nor of other property, no value; and

(iv)        in the event Additional Shares of Common Stock are issued or sold together with other securities or property for a consideration that covers both, the portion of such consideration so received, computed as provided in subsections (i), (ii) and (iii) above, allocable to such Additional Shares of Common Stock as reasonably determined by the Board of Directors in good faith, as evidenced by a board resolution in writing.

(2)         Additional Shares of Common Stock deemed to have been issued or sold, pursuant to Section 3.4(f) hereof shall be deemed to have been issued, sold, granted or assumed for consideration per share equal to the quotient of: (a) the total amount of cash and other property, if any, received by the Company as direct consideration for the issuance, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of such Convertible Securities, divided by (b) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto) issuable upon the exercise of such Options and the conversion or exchange of such Convertible Securities.

(h)          Adjustments Under More than One Provision. Except as otherwise expressly provided in this Section 3.4, if securities are issued by the Company that give rise to adjustments in the Purchase Price under more than one paragraph of this Section 3.4, then the Purchase Price shall be adjusted in the manner provided herein that will result in the greater increase in said Purchase Price.

(i)           Other Action Affecting Common Stock. In case after the date hereof the Company shall take any action affecting its Common Stock, other than an action described in any of Section 3.4(a) through (f) hereof, inclusive, which, in the opinion of the Board, would have a materially adverse effect upon the Purchase Price, the Purchase Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

(j)           Notices of Corporate Action. In the event the Company proposes to: (i) pay, distribute, or take a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive, any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock or any other securities or property; (ii) consummate any capital reorganization, reclassification, recapitalization, consolidation, merger, transfer of all or substantially all of its assets, dissolution, liquidation or winding-up, or any similar transaction; (iii) issue or repurchase any Common Stock, Convertible Securities, Options or any other securities the return on which is measured in whole or in part by reference to the Common Stock; then, at least 20 days prior to the earlier of any applicable record date or such event, as the case may be, the Company shall mail to each Investor a notice specifying: (a) the date or expected date on which any such payment or distribution is to be made or record is to be taken and the amount and character of any such dividend, distribution or right; (b) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or similar transaction is to take effect and any record date therefor; (c) the time as of which any holders of record of Common Stock and/or any other class of securities shall be entitled to exchange their shares of Common Stock and/or other securities for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or similar transaction and a description in reasonable detail of such transaction; (d) the date of such issuance or repurchase, as the case may be, together with a description of any securities to be issued or repurchased and the consideration to be received or offered by the Company therefor; and (e) in each case, the expected effect on the Purchase Price of each such transaction or event. The Company shall immediately update any such notice to reflect any change in the foregoing information.

(k)          Company’s Report as to Adjustments. In each case of any adjustment in the Purchase Price, the Company, at its sole expense, shall promptly (i) compute such adjustment in accordance with the terms of this Agreement; (ii) prepare a report setting forth such adjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment is based (including, without limitation, (a) the event or events giving rise to such adjustment; (b) the consideration received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold; (c) the method by which any such adjustment was calculated; and (d) the Purchase Price in effect immediately prior to such event or events and as adjusted); (iii) mail a copy of each such report to each Investor and, upon the request at any time of any Investor, furnish to such Investor a like report setting forth the Purchase Price at the time in effect and showing in reasonable detail how they were calculated; and (iv) keep copies of all such reports available at its principal place of business for inspection during normal business hours by any Investor or any prospective purchaser of any Note, and upon request by any Investor provide copies thereof to such Investor or any such prospective purchaser.

4.           Surrender; Issuance of Conversion Stock; Termination of Rights. Concurrently with any conversion of this Note, the Holder shall surrender this Note to the Company for cancellation, or deliver an executed affidavit of loss, damage or mutilation and agreement to indemnify the Company therefrom, in form reasonably requested by the Company. Concurrently with the surrender of this Note (or affidavit), the Company at its expense, will cause to be issued in the name of and delivered to the Holder, the number of shares of Conversion Stock to which the Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the reasonable opinion of legal counsel of the Company, or by any written agreement between the Company and the Holder) and any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note and the Purchase Agreement. Such stock shall be reserved first as satisfaction of the accrued interest under the Note. If upon any conversion of this Note, a fraction of a share would otherwise result, then in lieu of such fractional share, the Company will pay to the Holder the cash value thereof, calculated on the basis of the applicable Purchase Price. Notwithstanding the foregoing, all rights with respect to this Note shall terminate immediately after the conversion of this Note (and corresponding payment of interest in stock) in accordance with the terms hereof, whether or not this Note has been surrendered, and this Note shall represent only the right to receive one or more stock certificates from the Company representing the applicable number of shares of Conversion Stock. The Company shall have 15 days after surrender of a Note for conversion to issue certificates evidencing Conversion Stock.

5.           Default.

5.1          Events of Default. Each of the following shall constitute an event of default (each an “Event of Default”):

(a)          the Company fails to make any payment under this Note when the same becomes due and payable and such default shall continue for a period of twelve (12) days;

(b)          the Company materially breaches any of its representations and warranties in, or fails in any material respect to comply with any covenant under, the Purchase Agreement or the Security Agreement (as herein defined) following written notice of such breach and a fifteen (15) day opportunity to cure same;

(c)          the Company (i) fails in any material respect to make any payment when due under the terms of any bond, debenture, note or other evidence of indebtedness (excluding this Note and trade payables, but including any other evidence of indebtedness of Company to Holder) and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) default in any material respect in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of indebtedness;

(d)          the entry of one or more final judgments or court orders against the Company for the payment of an aggregate amount in excess of $100,000 and Company’s failure to have same released and satisfied within sixty (60) days thereafter;

(e)          the Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of it or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(f)          Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

5.2          Remedies upon Event of Default. Except for the notices and cure periods provided for in Section 5.1 and other Sections of this Note, upon the occurrence of an Event of Default, in addition to any other rights or remedies available to the Holder in law, equity or otherwise, the entire Outstanding Balance shall automatically, without any action on the part of the Holder, become immediately due and payable to the Holder without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived and the Company shall promptly pay to Holder all such amounts. In addition, the Company hereby agrees to pay to Holder all reasonable out-of-pocket costs and expenses incurred by Holder in any effort to collect any amount due under this Note.

6.           Affirmative Covenants. So long as any of the Notes remain outstanding, the Company shall:

6.1          Compliance with Laws. Comply in all material respects with applicable laws, rules, regulations and orders, such compliance to include, without limitations, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property except for good faith contests for which adequate reserves are maintained.

6.2          Notice of Litigation. Provide to the Holder promptly after the Company receives notice thereof, notice of all actions, suits, and proceedings before any court or governmental entity affecting the Company and its subsidiaries, which, if determined adversely to the Company or its subsidiaries, could have a Material Adverse Effect.

6.3          Notice of Events of Default. Provide to the Holder promptly after the occurrence thereof, written notice of an Event of Default (as defined above), setting forth the details of such event.

6.4          Continuance of Business. Maintain its corporate existence and licenses necessary to conduct its business as presently conducted or proposed to be conducted, in good standing under, and in material compliance with, all applicable laws and continue to operate the business conducted by the Company and its subsidiaries in accordance with its operating plan, as approved by its Board of Directors from time to time.

6.5          Reservation of Shares. At all times have authorized and reserved, and will keep available solely for delivery upon the conversion of this Note, Common Stock and other securities and property as from time to time shall be receivable upon the conversion of this Note, free and clear of all restrictions on issuance, sale or transfer other than those imposed by law and free and clear of all pre-emptive rights.

6.6          Financial Statements. Deliver to Investors (a) not more than 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company and any subsidiaries as of the end of such fiscal year, together with related audited statements of income, cash flow and shareholders equity for such fiscal year, along with the report thereon of an independent certified public accountant, (b) not more than 45 days after the end of each fiscal quarter of the Company, an unaudited balance sheet of the Company and any subsidiaries, as at the end of such fiscal quarter (and as of the end of the same quarter of the prior fiscal year), together with related statements of income, cash flow and shareholders equity for such fiscal quarters, and (c) not more than 30 days after the end of each month, an unaudited balance sheet and income statement as of the end of, and for, such month. All such financial statements shall be prepared in accordance with generally accepted accounting principles (“GAAP”), except to the extent departures from GAAP are disclosed in the footnotes of the audited financial statements and also subject in the case of clauses (b) and (c) to normal year-end adjustments, except that the unaudited statements need not include all footnotes required by GAAP. Each quarterly and annual financial statement shall be accompanied by a written report of the operations and activities of the Company since the last previous report, such report to describe material developments and include management’s discussion and analysis of the Company’s financial condition and results of operations.

7.           Negative Covenants. So long as any of the Notes remain outstanding, the Company shall not, without the prior written consent of the Requisite Investors:

7.1          Liens. Create or allow to exist any mortgages, deeds of trust, liens, loans or encumbrances (collectively, “Liens”) on the property and assets of the Company or its subsidiaries pledged as collateral under the Security Agreement dated the date hereof by and among the Company, the Holder, the other holders of Notes, and Fort Worth EV Investors L.L.C., as agent (the “Security Agreement”).

7.2          Debt. Incur or agree to incur any additional debt, contingent or otherwise, after the Closing in an amount greater than $250,000 other than trade payables incurred in the ordinary course of business, consistent with past practice.

7.3          Merger or Consolidation. Be a party to or agree to be a party to any merger or consolidation, or sell, transfer or otherwise dispose of all or substantially all of the Company’s assets, other than the Reverse Merger; provided however, if the consent of the Requisite Investors is not given, Company will have the option to pre-pay the Notes if such pre-payment is accompanied by an additional payment equal to one years interest on the then outstanding balance of the Notes.

7.4          Distributions. Purchase or redeem or pay or declare any dividend or make any distribution on, any shares of stock, or permit any subsidiary of the Company to take any such action, except for (i) the repurchase of securities from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof; or (ii) the repurchase of Common Stock of the Company granted pursuant to any stock benefit plan or similar arrangement approved by the Board of Directors of the Company.

7.5          Amendment of Charter. (a) Amend its Certificate of Incorporation, including by way of adopting a Statement of Designations of any class or series of preferred stock or (b) issue any shares of preferred stock.

8.           No Impairment. The Company will not, by amendment of its Articles of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Note against wrongful impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Conversion Stock upon the conversion of this Note.

9.           No Rights or Liabilities as Equity Holder. This Note does not by itself entitle the Holder to any voting rights or other rights as a holder of stock of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a holder of stock of the Company for any purpose.

10.         Prepayment. Except as provided for in Section 3.3, the Company may not, without the approval of the Company’s Board of Directors and the prior written consent of the Holder, prepay (in whole or in part) the Outstanding Balance of this Note.

11.         Waivers and Amendments. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Holder, nor shall any such delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. This Note may not be amended, waived or modified except by a written instrument signed by the Requisite Investors and the Company.

12.         Assignment. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Requisite Investors. Subject to the preceding sentence, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this document, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this document, except as expressly provided in this document.

13.         Notes are Pari Passu. This Note and any other notes issued under the Purchase Agreement shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on all outstanding Notes on the basis of the original principal amount of outstanding Notes.

14.         Security. The Company’s obligations under this Note are secured by a security interest in the inventory and accounts receivable of the Company pursuant to the Security Agreement. No reference in this Note to the Security Agreement shall impair the obligation of the Company, which is absolute and unconditional, to pay all amounts under this Note strictly in accordance with the terms of this Note.

15.         Governing Law. This Note shall be governed by and construed under the internal laws of the State of Texas without reference to principles of conflict of laws or choice of laws.

16.         Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

17.         Other Agreements. Holder is subject to and entitled to the benefits of the provisions of the Equityholders Agreement and the Registration Rights Agreement.

18.         Severability. In the event that any provision of this Note becomes void or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court (or the parties hereto, pursuant to Section 11 hereof, if such court declines to do so) shall replace such illegal, void or unenforceable provision of this Note with a valid and enforceable provision that will achieve, to the greatest extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Note shall remain enforceable in accordance with its terms.

[As to the Notes for the Investors who are refinancing amounts previously loaned to the Company:]

19.         Renewal and Extension. This Note is being issued by Company to Holder: (a) in renewal and extension of that certain promissory note dated _________, in the original principal balance of $___________, and with a current outstanding balance of $___________ (consisting of $___________ in principal and $___________ of unpaid interest); and (b) for Holder’s lending Company an additional principal amount of $___________.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Secured Convertible Promissory Note to be executed in its name as of the date first above written.

COMPANY:

GOOD EARTH ENERGY CONSERVATION, INC.

By:	/s/ James R. Emmons

Name:	James R. Emmons

Title:	President

AGREED AND ACKNOWLEDGED:

HOLDER:

FORT WORTH EV INVESTORS, L.L.C.

By:	/s/ John B. Kleinheinz

Name:	John B. Kleinheinz

Title:	Manager

Address:	301 Commerce Street,
Suite 1900
Fort Worth, TX 76102

[Signature Page to Secured Convertible Promissory Note]

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE ARE SUBJECT TO A WARRANT AGREEMENT AND FIXES THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND THE HOLDER OF THE WARRANTS. A COPY OF THE WARRANT AGREEMENT IS ON FILE AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS.

GOOD EARTH ENERGY CONSERVATION, INC.
WARRANT CERTIFICATE

No. __________	____________, 2012

This Warrant Certificate certifies that ______________________, and its permitted assigns, are entitled to purchase from Good Earth Energy Conservation, Inc., a Delaware corporation (the “Company”), __________ (as adjusted, the “Number of Shares Per Warrant”) duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company at the purchase price per share of $0.50 (as adjusted, the “Exercise Price”), at any time or from time to time prior to 5:00 P.M., Fort Worth time, ____________, 2015 (such date, the “Expiration Date”), all subject to the terms, conditions and adjustments set forth in the Warrant Agreement, dated as of __________, 2012 (as may be amended from time to time, the “Warrant Agreement”), by and among the Company and the holders from time to time of the Warrants (the “Holders”).

The warrants represented by this Warrant Certificate are warrants to purchase Common Stock (each, a “Warrant” and collectively, the “Warrants,” such term to include any such warrants issued in substitution therefor). The Warrants may be exercised in whole or in part in the manner, and for the exercise price, provided in the Warrant Agreement. The Warrants originally issued evidence rights to purchase the Number of Shares Per Warrant, subject to adjustment as provided in the Warrant Agreement. The Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities of the Company and the Holder.

Good Earth Energy Conservation, Inc.

By:
Name:
Title:

Exhibit 1
To Warrant Certificate

Form of Election
[To be executed upon exercise or exchange of the Warrant]

To	Good Earth Energy Conservation, Inc. 7513 Pebble Drive

Fort Worth, Texas 76118

The undersigned registered holder of the enclosed Warrant Certificate hereby exchanges/exercises ________ of the Warrants represented by such Warrant Certificate and purchases ________ shares of Common Stock and/or other such securities and property in such type, number and/or amount as provided in the Warrant Agreement and herewith makes payment of $__________ therefore, and requests that the certificates for such shares and/or other evidences of such other securities and property, as the case maybe, be issued in the name of, and delivered to _____________________, whose address is _________________________.

Dated:__________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

(Street Address)

(City)(State)(Zip Code)

Signed in the Presence of:

Acknowledged and Accepted:

Good Earth Energy Conservation, Inc.

By:
Name:
Title:

Exhibit 2
To Warrant Certificate

Form of Assignment
[To be executed upon assignment of the Warrant]

To	Good Earth Energy Conservation, Inc. 7513 Pebble Drive

Fort Worth, Texas 76118

FOR VALUE RECEIVED, the undersigned registered Holder of the enclosed Warrant Certificate hereby sells, assigns and transfers unto __________________, whose address is _________________________________________, ________ of the Warrants represented by such Warrant Certificate to purchase shares of Common Stock of the Company and/or other such securities and property in such type, number and/or amount as provided in the Warrant Agreement, and, if such Warrants shall not include all of the Warrants represented by the enclosed Warrant Certificate, the Company shall issue and deliver a new Warrant Certificate to the undersigned of like tenor for the remaining Warrants not transferred hereunder, and does hereby irrevocably constitute and appoint ___________________ attorney, to register such transfer on the books of the Company maintained for such purpose, with full power of substitution.

Dated:__________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

(Street Address)

(City)(State)(Zip Code)

Signed in the Presence of:

Acknowledged and Accepted:

Good Earth Energy Conservation, Inc.

By:
Name:
Title:

GOOD EARTH ENERGY CONSERVATION, INC.
WARRANT AGREEMENT

WARRANT AGREEMENT, dated as of April 10, 2012 between Good Earth Energy Conservation, Inc., a Delaware corporation (the “Company”), and the holders from time to time of the Warrants referred to herein (the “Holders”). Certain defined terms used herein are defined in Article VI hereof.

WHEREAS, the initial Holders entered into the Securities Purchase Agreement, providing, among other things, for the issuance by the Company of warrants to purchase an aggregate of up to 3,500,000 shares of Common Stock, as such number may be adjusted from time to time as provided herein (collectively, the “Warrants”); and

WHEREAS, the Company has agreed to issue the Warrants to the initial Holders on the terms set forth in this Agreement and the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and in the Securities Purchase Agreement, the parties agree as follows:

Article I
Issuance

Section 1.1          Issuance of Warrants. At the closings of the purchase and sale of the Securities pursuant to the Securities Purchase Agreement, the Company, at its sole expense (including, without limitation, the payment of any applicable issue taxes), shall issue and deliver a certificate or certificates evidencing the Warrants (the “Warrant Certificates”) pursuant to the terms of the Securities Purchase Agreement. Each Warrant Certificate shall be substantially in the form of Exhibit A hereto, subject to Section 3.9 hereof. Each Warrant Certificate shall be dated the date of issuance. Two Officers shall sign each Warrant Certificate by manual signature.

Article II
Exercise

Section 2.1          Exercise. Each Warrant shall initially entitle the Holder thereof to purchase one share of Common Stock (as adjusted, the “Number of Shares Per Warrant”), for a per share exercise price (as adjusted, the “Exercise Price”) of $0.50, in each case subject to adjustment pursuant hereto. Subject to Section 2.2 and 2.3, Warrants shall be exercisable at the election of the Holders thereof either in full at any time or in part from time to time.

Section 2.2          Exercise of Warrants. Each Warrant may be exercised on any Business Day on or prior to 5:00 P.M. Fort Worth time on the Expiration Date, by (i) surrender of a Warrant Certificate to the Company, at its Principal Place of Business, together with the Form of Election in the form of Exhibit 1 to the Warrant Certificate duly filled in and signed by the Holder thereof, and (ii) payment to the Company of an amount equal to the number of Warrants so exercised multiplied by the Exercise Price (the “Payment Amount”). The Holder may pay the Payment Amount in cash, by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Upon exercise pursuant to this Section 2.2, the exercising Holder shall be entitled to receive (A) the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the number of Warrants exercised multiplied by the Number of Shares Per Warrant, and (B) such Other Securities and other consideration as otherwise provided herein, if any.

Section 2.3          Cashless Exchange of Warrants. Each Warrant may be exchanged on any Business Day on or prior to 5:00 P.M. Fort Worth time on the Expiration Date, by surrender of a Warrant Certificate to the Company at its Principal Place of Business, together with the Form of Election in the form of Exhibit 1 to the Warrant Certificate duly filled in and signed by the Holder thereof. Upon exchange pursuant to this Section 2.3, the exchanging Holder shall be entitled to receive (A) the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the difference between (a) the number of Warrants exchanged multiplied by the Number of Shares Per Warrant, less (b) the quotient of (x) the number of Warrants exchanged multiplied by the Exercise Price, divided by (y) the Fair Market Value per share of Common Stock on the Business Day immediately preceding the date of such exchange, and (B) such Other Securities and other consideration as otherwise provided herein, if any. For all purposes of this Agreement other than Sections 2.2 and 2.3, any reference to the exercise of any Warrant shall be deemed to include a reference to the exchange of such Warrant into Common Stock, Other Securities and any other consideration in accordance with the terms of this Section 2.3.

Section 2.4          Delivery of Stock Certificates, etc. Within 15 days after each exercise of any Warrant, the Company, at its sole expense (including, without limitation, the payment of any applicable issue taxes), shall issue or cause to be issued in the name of and delivered to the Holder of such Warrant or as such Holder may direct:

(a)          a certificate or certificates for the number of shares of Common Stock and similar evidences of any Other Securities to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction multiplied by the Fair Market Value per such share of Common Stock or such Other Security, as the case may be, on the Business Day immediately preceding the date of such exercise; and

(b)          in the event that Warrant Certificates are surrendered for exercise in respect of less than all the Warrants represented thereby, new Warrant Certificates, as directed by the Holders thereof, of like tenor, dated the date hereof, for the remaining Warrants not so exercised.

Section 2.5          When Exercise Effective. Each exercise of any Warrant shall be deemed effective immediately prior to the close of business on the Business Day on which such Warrant shall be surrendered to the Company pursuant to Section 2.2 or Section 2.3, or if such day is not a Business Day, the next earlier Business Day. At such time, the Persons in whose names any shares of Common Stock or Other Securities shall be issuable shall be deemed to have become the holders of record thereof.

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Article III
Adjustments

Section 3.1          Changes in Common Stock. In the event that at any time or from time to time after the date hereof the Company shall (i) declare a dividend or make a distribution on its Common Stock payable in shares of its Common Stock or other shares of capital stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, or (v) issue by reclassification of its Common Stock other securities of the Company, then the Number of Shares Per Warrant immediately after the occurrence of such event shall be adjusted so that, after giving effect to such adjustment, each Holder shall be entitled to receive the number of shares of Common Stock and Other Securities upon exercise that such Holder would have owned or have been entitled to receive had each Warrant been exercised immediately prior to the occurrence of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor), and the Exercise Price for each Warrant shall be adjusted to a number determined by multiplying the Exercise Price by a fraction, (A) the numerator of which shall be the Number of Shares Per Warrant immediately prior to such adjustment, and (B) the denominator of which shall be the Number of Shares Per Warrant immediately following such adjustment. An adjustment made pursuant to this Section 3.1 shall become effective immediately after the effective date, retroactive to the record date therefor, in the case of a dividend or distribution in shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

Section 3.2          Consolidation, Merger, Sale of Assets, Reorganization, Liquidation.

(a)          Except as provided in Section 3.2(b), in the event the Company consolidates or merges with or into any Person, transfers all or a substantial portion of the Company’s properties or assets to any other Person, or effects a reorganization or reclassification of its capital stock, or any dissolution, liquidation or winding-up of the Company occurs (any such consolidation, merger, transfer, reorganization, reclassification, dissolution, liquidation or winding-up, a “Corporate Transaction”), then, at the Company's election, each Holder shall either (x) retain all of such Holder’s Warrants and have Section 3.2(a)(i) below apply thereto or (y) cause all of such Holder’s Warrants to be converted into the right to receive Common Stock, Other Securities, cash and/or other property as provided in Section 3.2(a)(ii) below.

(i)          If the Company so elects, (x) such Holder shall have the right to receive upon exercise of such Holder’s Warrants the maximum number of shares of Common Stock and Other Securities and the maximum amount of cash and other property as a holder of the number and amount of shares of Common Stock and Other Securities issuable upon the exercise of such Holder’s Warrants immediately prior to such Corporate Transaction, is entitled to receive upon or as a result of such Corporate Transaction, and (y) such Holder shall retain such Warrants following consummation of such Corporate Transaction.

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(ii)          If the Company so elects, (x) effective upon consummation of such Corporate Transaction, such Holder shall have the right to receive the maximum number of shares of Common Stock and Other Securities and the maximum amount of cash and other property as a holder of the number and amount of shares of Common Stock and Other Securities issuable upon the exercise of such Holder’s Warrants immediately prior to such Corporate Transaction, is entitled to receive upon or as a result of such Corporate Transaction less the exercise price of such Holder's Warrants, (y) without further action on the part of any Person, each Warrant will thereafter represent the right to receive such shares of Common Stock, Other Securities, cash and other property as are so receivable, and (z) the Company shall cause lawful provision to be made as a part of the terms of such Corporate Transaction fully to carry out, implement and make effective the terms of this Section 3.2(a)(ii). In the event of any such Corporate Transaction, the Company or any surviving or acquiring Person (the “Successor Company”) in any Corporate Transaction , as the case may be, shall (1) promptly make available any and all Common Stock, Other Securities, cash and other property necessary to deliver to the Holders the amounts thereof to which they are entitled as described above, and (2) at the later of (A) the closing of such Corporate Transaction and (B) such time as any Warrant Certificate is surrendered to the Company or the Successor Company, as the case may be, deliver such Common Stock, Other Securities and other property to, and make payment of such cash to, the Holder or to such Person or Persons as the Holder of such Warrant Certificate may direct in writing, such cash to be paid by wire transfer in immediately available funds.

(b)          In the event of a Corporate Transaction in which consideration payable to holders of Common Stock and Other Securities is payable solely in cash, then the Holders shall be entitled to receive distributions on an equal basis with any holders of Common Stock and Other Securities for which the Warrants are exercisable at such time, as if the Warrants had been exercised immediately prior to such event. In case of any Corporate Transaction described in this Section 3.2(b), the Company or any Successor Company, as the case may be, shall (i) promptly make available any funds necessary to pay to the Holders the amounts to which they are entitled as described above, and (ii) at the later of (A) the closing of such Corporate Transaction and (B) such time as any Warrant Certificate is surrendered to the Company or the Successor Company, as the case may be, make payment to the Holder or to such Person or Persons as the Holder of such Warrant Certificate may direct in writing by wire transfer of such amounts in immediately available funds.

(c)          The Company shall provide that any Successor Company in any Corporate Transaction shall, and the Company shall cause such Successor Company to, enter into an agreement with the Company in form and substance reasonably satisfactory to the Required Holders, confirming the Holders’ rights pursuant to this Agreement, assuming the Company’s obligations under this Agreement, jointly and severally with the Company if the Company shall survive such Corporate Transaction, and, to the extent and in the event that Section 3.2(a)(i) shall apply, providing after the date of such Corporate Transaction for adjustments, which shall be as nearly equivalent as possible to the adjustments provided for in this Article III. The provisions of this Section 3.2 shall apply similarly to successive Corporate Transactions involving any Successor Company.

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Section 3.3          Issuance of Additional Shares of Common Stock. Prior to the date on which the Company becomes subject to the public reporting requirements of the Exchange Act, in the event the Company at any time or from time to time shall, or shall be deemed to, issue or sell Additional Shares of Common Stock for consideration per share received by the Company of less than the Exercise Price of Common Stock in effect immediately prior to such issuance or sale, then, and in each such case, the Exercise Price shall be reduced to an amount equal to the consideration per share received by the Company for such issuance and sale; and the Number of Shares Per Warrant shall be increased to a number determined by multiplying the previously applicable Number of Shares Per Warrant by a fraction, (A) the numerator of which shall be the Exercise Price and (B) the denominator of which shall be the Exercise Price immediately following such issuance or sale.

Section 3.4          Options and Convertible Securities.

(a)          In the event that the Company at any time or from time to time issues, sells, grants or assumes, or fixes a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of shares of Common Stock at any time issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, as the case may be, shall be deemed to be Additional Shares of Common Stock issued as of the close of business on the date of the earliest of such issuance, sale, grant, assumption or record date.

(b)          If any Options or Convertible Securities provide, with the passage of time or otherwise, for any decrease or increase, as the case may be, in (i) the consideration payable to the Company or for which such Options or Convertible Securities are exercisable, convertible or exchangeable, or (ii) the number of Additional Shares of Common Stock issuable upon the exercise, conversion or exchange thereof, then the Number of Shares Per Warrant and the Exercise Price shall be adjusted upon any such decrease or increase becoming effective to reflect such decrease or increase insofar as it affects any such Options or Convertible Securities which are outstanding at such time, as if such Options or Convertible Securities included such terms as adjusted upon their original issuance, sale, grant, assumption or record date, as the case may be; provided, however, that no adjustments relating to any Options or Convertible Securities pursuant to this subsection, individually or in the aggregate, shall reduce the Number of Shares Per Warrant by more than all previous increases in the Number of Shares Per Warrant, or increase the Exercise Price by more than all previous reductions in the Exercise Price, in each case relating to the same Options or Convertible Securities and made pursuant to this Section 3.4.

(c)          In any case in which Additional Shares of Common Stock are deemed to be issued, sold, granted or assumed pursuant to Section 3.4(a) hereof, no further adjustment (other than pursuant to Section 3.4(a) or 3.4(b) hereof) of the Number of Shares Per Warrant or the Exercise Price shall be made upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consequent issue or sale of Convertible Securities or shares of Common Stock.

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(d)          In any case in which Additional Shares of Common Stock are deemed to be issued, sold, granted or assumed pursuant to Section 3.4(a) hereof, upon (x) the expiration, or the repurchase and cancellation or retirement by the Company of any Options that have not been exercised, or (y) the expiration of any rights of conversion or exchange under any Convertible Securities that have not been exercised, or the repurchase and cancellation or retirement by the Company of any such Convertible Securities the rights of conversion or exchange of which have not been exercised, any adjustments to the Number of Shares Per Warrant and the Exercise Price computed upon the original issuance, sale, grant, assumption or record date, and upon any subsequent adjustments to such Options or Convertible Securities, shall, effective as of such expiration, cancellation or retirement, as the case may be, be recomputed as if: (i) the only Additional Shares of Common Stock (including, without limitation, pursuant to the issuance or sale of Convertible Securities) issued or sold were the Additional Shares of Common Stock (including, without limitation, pursuant to the issuance or sale of Convertible Securities), if any, actually issued or sold upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities; (ii) in the case of Options, the consideration received therefor was the consideration actually received by the Company for the issuance, sale, grant or assumption of such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, plus, in the case of Options for Convertible Securities, any additional consideration deemed to be received by the Company upon the issuance of such Convertible Securities for which Options were exercised; and (iii) in the case of Convertible Securities, the consideration received therefor was the consideration actually received by the Company for the issuance, sale, grant or assumption of such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; provided, however, that no adjustments relating to any Options or Convertible Securities pursuant to this subsection, individually or in the aggregate, shall reduce the Number of Shares Per Warrant by more than all previous increases in the Number of Shares Per Warrant, or increase the Exercise Price by more than all previous reductions in the Exercise Price, in each case relating to the same Options or Convertible Securities and made pursuant to this Section 3.4. Any readjustment pursuant to this Section 3.4(d) shall apply only to any Warrants then outstanding.

Section 3.5          Consideration.

(a)          For purposes of this Article III, the consideration for the issuance, or sale of any Additional Shares of Common Stock, irrespective of the accounting treatment of such consideration, shall equal:

(i)          insofar as it consists of cash, the amount of cash actually received by the Company as direct consideration for the issuance, sale, grant or assumption of such Additional Shares of Common Stock;

(ii)          insofar as it consists of property (including, without limitation, securities) other than cash actually received by the Company as direct consideration for the issuance, sale, grant or assumption or such Additional Shares of Common Stock, the fair market value thereof (as reasonably determined by the Board of Directors in good faith, as evidenced by a board resolution in writing) at the time of such issuance, sale, grant or assumption;

(iii)          insofar as it consists neither of cash nor of other property, no value; and

(iv)          in the event Additional Shares of Common Stock are issued or sold together with other securities or property for a consideration that covers both, the portion of such consideration so received, computed as provided in subsections (i), (ii) and (iii) above, allocable to such Additional Shares of Common Stock (as reasonably determined by the Board of Directors in good faith, as evidenced by a board resolution in writing).

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(b)          Additional Shares of Common Stock deemed to have been issued or sold, pursuant to Section 3.4 hereof shall be deemed to have been issued, sold, granted or assumed for consideration per share equal to the quotient of: (A) the total amount of cash and other property, if any, received by the Company as direct consideration for the issuance, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of such Convertible Securities, divided by (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto) issuable upon the exercise of such Options and the conversion or exchange of such Convertible Securities.

Section 3.6          Other Events; Other Antidilution Provisions. If any event occurs as to which the provisions of this Article III are not strictly applicable but the failure to make any adjustment would not fairly and adequately protect the purchase rights of the Warrants, or if such provisions are strictly applicable but would not fairly and adequately protect the purchase rights of the Warrants, in each case in accordance with the essential intent and principles of such provisions, then there shall be made such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary to protect such purchase rights of the Warrants, but in no event shall any such adjustment have the effect of decreasing the Number of Shares Per Warrant or increasing the Exercise Price.

Section 3.7          Accountants’ Report as to Adjustments. In each case of any adjustment in the Number of Shares per Warrant or the Exercise Price, the Company, at its sole expense, shall promptly (i) compute such adjustment in accordance with the terms of this Agreement and cause an independent firm of registered public accountants of recognized regional standing to verify such computation; (ii) prepare a report setting forth such adjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment is based (including, without limitation, (a) the event or events giving rise to such adjustment; (b) the consideration received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold; (c) the method by which any such adjustment was calculated; and (d) the Number of Shares Per Warrant and the Exercise Price in effect immediately prior to such event or events and as adjusted; (iii) mail a copy of each such report to each Holder and, upon the request at any time of any Holder, furnish to such Holder a like report setting forth the Number of Shares Per Warrant and the Exercise Price at the time in effect and showing in reasonable detail how they were calculated; and (iv) keep copies of all such reports available at its Principal Place of Business for inspection during normal business hours by any Holder or any prospective purchaser of any Warrant designated by the Holder thereof, and upon request by any Holder provide copies thereof to such Holder or any such prospective purchaser.

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Section 3.8          Notices of Corporate Action. In the event the Company proposes to: (i) pay, distribute, or take a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive, any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock or any other securities or property; (ii) consummate any capital reorganization, reclassification, recapitalization, consolidation, merger, transfer of all or substantially all of its assets, dissolution, liquidation or winding-up, or any similar transaction; (iii) issue or repurchase any Common Stock, Convertible Securities, Options or any other securities the return on which is measured in whole or in part by reference to the Common Stock; then, at least 20 days prior to the earlier of any applicable record date or such event, as the case may be, the Company shall mail to each Holder a notice specifying: (a) the date or expected date on which any such payment or distribution is to be made or record is to be taken and the amount and character of any such dividend, distribution or right; (b) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or similar transaction is to take effect and any record date therefor; (c) the time as of which any holders of record of Common Stock and/or any other class of securities shall be entitled to exchange their shares of Common Stock and/or other securities for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or similar transaction and a description in reasonable detail of such transaction; (d) the date of such issuance or repurchase, as the case may be, together with a description of any securities to be issued or repurchased and the consideration to be received or offered by the Company therefor; and (e) in each case, the expected effect on the Number of Shares Per Warrant and the Exercise Price of each such transaction or event. The Company shall immediately update any such notice to reflect any change in the foregoing information.

Section 3.9          Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed as a result of any adjustment made pursuant to this Article III, and Warrant Certificates issued after such adjustment may state the same Number of Shares Per Warrant and the same Exercise Price as are stated in any Warrant Certificates issued prior to such adjustment. The Company, however, may, with the consent of the Majority Holders, at any time make any change in the form of Warrant Certificate that is reasonably appropriate to give effect to any such adjustment and that does not affect the substance of the Warrant Certificate or the rights represented thereby, and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

Section 3.10          No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or other organizational document or through any sale or other issuance of securities, capital reorganization, reclassification, recapitalization, consolidation, merger, transfer of assets, dissolution, liquidation, winding-up, any similar transaction or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of each Holder of Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Common Stock or Other Securities receivable upon the exercise of any Warrant to exceed the Exercise Price at any time; (b) will not permit the number of shares of Common Stock or Other Securities authorized by the Company’s certificate of incorporation and available for issuance upon the exercise of Warrants to be less at any time than the number of shares of Common Stock or Other Securities that Holders may be entitled to receive upon the exercise of all outstanding Warrants; and (c) will take and cause to be taken all such action as may be necessary or appropriate in order that the Company at all times and from time to time may validly and legally issue fully paid and nonassessable shares of Common Stock or Other Securities upon the exercise by any or all of the Holders of any or all outstanding Warrants.

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Section 3.11          Contest and Appraisal Rights. Subject to Section 3.11(b), if the Majority Holders shall, for any reason, disagree with any determination by the Board of Directors of the fair market value of any securities or property made pursuant to this Agreement, then such Holders may by notice to the Company (an “Appraisal Notice”), given within 60 days after the date on which the Holders shall have received written notices of such determination and the accountants’ report relating thereto pursuant to Section 3.7 hereof, elect to contest such determination. Within 15 days after an Appraisal Notice, the Company shall engage an Appraiser to make an independent determination of such fair market value (the “Appraiser’s Determination”). The Company shall cause such Appraiser to deliver to the Company and each Holder a report describing its methodology and results in reasonable detail within 30 days of such engagement. In arriving at its determination, the Appraiser shall base any valuation upon: (i) in the case of the fair market value (on a fully-diluted basis) of shares of Common Stock or Other Securities, the fair market value of the Company and its Subsidiaries or of such Other Securities, as the case may be, on the basis of an arm’s length sale of a going concern between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, taking into account all the relevant facts and circumstances then prevailing, and without consideration of (A) the lack of an actively trading public market for the Common Stock or Other Securities, (B) any restrictions on the transfer of shares of Common Stock or such Other Securities, or (C) any control premium or minority discount, and (ii) in the case of the fair market value of any other securities or property, the fair market value of such other securities or property assuming that such other securities or other property were sold in an arm’s-length transaction between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, taking into account all the relevant facts and circumstances then prevailing; provided that in no event shall such fair market value as determined by the Appraiser be less than such fair market value as determined by the Board of Directors. The Holders shall be afforded reasonable opportunities to discuss the appraisal with the Appraiser. The Appraiser’s Determination shall be final and binding on the Company and the Holders, absent manifest error. The costs of conducting any such appraisal shall be borne entirely by the Company.

Article IV
Registration and Transfer

Section 4.1          Warrant Register; Transfer and Exchange of Warrants.

(a)          The Company shall maintain its principal place of business at 7513 Pebble Drive, Fort Worth, Texas 76118, or such other address of which the Company shall notify the Holders in writing (the “Principal Place of Business”), where notices, presentations and demands in respect of the Warrants may be made upon it. The Company shall cause to be kept at its Principal Place of Business a register for the registration and transfer of the Warrants (the “Warrant Register”). The Company shall record all transfers of the Warrants in the Warrant Register. The names and addresses of Holders of Warrants, the transfer thereof and the names and addresses of transferees of Warrants shall be registered in the Warrant Register. Warrants, if properly assigned, may be exercised by a new Holder without a new Warrant Certificate first having been issued.

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(b)          At the Holder’s option, a Warrant Certificate may be exchanged for a new certificate or certificates representing the right to purchase a like aggregate number of shares of Common Stock upon surrender of such Warrant Certificate at the Principal Place of Business. Upon surrender at the Principal Place of Business of any Warrant Certificate for exchange or for registration of transfer (together with, in the case of any transfer of all or any portion of the Warrants represented by such Warrant Certificate, a Form of Assignment in the form of Exhibit 2 to the Warrant Certificate duly filled in and signed by the Holder thereof, the Company, at its sole expense (including, without limitation, the payment of any applicable issue taxes), shall execute and deliver to or upon the order of the Holder thereof a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such Holder or as such Holder may direct, calling for the number of shares of Common Stock specified in the surrendered Warrant Certificate or the number of shares of Common Stock specified in the Assignment instrument delivered to the Company.

Section 4.2          Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant Certificate and, upon delivery of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of such Warrant Certificate for cancellation at the Principal Place of Business, the Company, at its sole expense (including, without limitation, the payment of any applicable issue taxes), shall execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor and dated the date of the lost, stolen, mutilated or destroyed Warrant Certificate.

Section 4.3          Other Agreements. The Warrants and the shares of Common Stock or Other Securities issuable upon the exercise thereof will be subject to and entitled to the benefits of the provisions of the Equityholders Agreement and the Registration Rights Agreement.

Section 4.4          Required Legend. Each Holder hereby acknowledges that the Warrant Certificates and any certificates for shares of Common Stock or Other Securities issued upon exercise of any Warrants (unless no longer required in the opinion of counsel) shall bear a legend substantially in the following form:

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM. THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE ARE SUBJECT TO AND ENTITLED TO THE BENEFITS OF A WARRANT AGREEMENT AND AN EQUITYHOLDERS AGREEMENT, WHICH FIX THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND THE HOLDER OF THE WARRANTS. A COPY OF EACH OF THE WARRANT AGREEMENT AND THE EQUITYHOLDERS AGREEMENT IS ON FILE AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS.

Whenever the foregoing legend is no longer required in the opinion of counsel to any Holder (which opinion shall be satisfactory in form and substance to the Company and its counsel), upon request of any such Holder, the Company, at its sole expense (including, without limitation, the payment of any applicable issue taxes and the payment of reasonable fees of such counsel), shall issue or cause to be issued in the name of and delivered to such Holder or as such Holder may direct new Warrant Certificates of like tenor, dated the date hereof, and/or new certificates for shares of Common Stock or Other Securities, as applicable.

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Section 4.5          Registration of Common Stock and Warrants. If any shares of Common Stock or Other Securities required to be issued upon exercise of any Warrant require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock or Other Securities may be issued, the Company shall, at its sole expense and as expeditiously as possible, use its best efforts to cause such shares of Common Stock or Other Securities to be duly registered and approved. If at any time the Common Stock or Other Securities are listed on any national securities exchange or quoted on Nasdaq, the Company, at its sole expense, shall obtain promptly and maintain the approval for listing on each such exchange or for approval for quotation on Nasdaq of the shares of Common Stock or Other Securities issuable upon exercise of the then outstanding Warrants and shall maintain such listing after their issuance.

Section 4.6          Availability of Information. With a view to making available certain rules and regulations of the Commission which may permit the resale of Warrants, Common Stock and Other Securities without registration, the Company agrees to: (i) following an Initial Public Offering, make and keep available the information required to comply with Rule 144(c) under the Securities Act, or any successor provision thereto, and file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act; (ii) so long as Rule 144A is available to any Holder, make and keep available the information required to comply with Rule 144A(d)(4) under the Securities Act, or any successor provision thereto; and (iii) furnish to any Holder upon request a written statement by the Company as to its compliance with the requirements of Rule 144 or Rule 144A, as the case may be, or any successor provision thereto, and the requirements of the Securities Act and the Exchange Act, and a copy of the most recent annual or quarterly report of the Company filed with the Commission.

Article V
Covenants

Section 5.1          Reservation of Stock, etc. The Company shall at all times reserve and keep available, free from preemptive rights, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock and Other Securities from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock and Other Securities issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid, nonassessable, free from preemptive rights, free from all taxes with respect to the issuance thereof and free from all liens, charges and security interests created or arising by, through or by reason of the Company, with no liability on the part of any of the holders thereof. Before taking any action that would cause a reduction of the Exercise Price pursuant to Article III hereof below the then par value (if any) of the Common Stock or Other Securities, the Company shall take any and all corporate action (including, without limitation, a reduction in par value) that shall, in the opinion of counsel to the Holders, be necessary to validly and legally issue fully paid and nonassessable shares of Common Stock or Other Securities, as the case may be, at the Exercise Price as so reduced.

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Section 5.2          Information. The Company shall promptly (but in any event within 2 Business Days) furnish to each Holder copies of (i) all amendments to the Company’s or any Subsidiary’s Certificate or Articles of Incorporation or other organizational document, (ii) all annual, quarterly, monthly or other periodic reports, if any, delivered to the stockholders of the Company, (iii) all documents, if any, filed by the Company or any of its Subsidiaries with the Commission under the Securities Act or the Exchange Act and (iv) all press releases issued by the Company or any Subsidiary.

Article VI
Definitions

Section 6.1          Definitions. The following terms have the meanings indicated below, unless the context otherwise requires:

“Affiliate” means, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For purposes of this definition, “Control” shall mean the power, directly or indirectly, either to (i) vote 10% or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling”, “Controlled by”, and “under common Control with” have meanings correlative thereto.

“Additional Shares of Common Stock” means all shares of Common Stock issued (or deemed issued pursuant to Section 3.4) by the Company after the date hereof, other than shares of Common Stock issued or issuable:

(a)          to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining, or compensating for, their services pursuant to plans or agreements approved by the Company’s Board of Directors;

(b)          pursuant to the Reverse Merger (as defined in the Securities Purchase Agreement);

(c)          pursuant to the conversion or exercise of Convertible Securities outstanding on the date hereof;

(d)          upon conversion of the Warrants or the Notes; or

(e)          with the approval of the Majority Holders, which approval specifically states that such shares shall not be Additional Stock.

“Agreement” or “Warrant Agreement” means this Warrant Agreement, together with all Exhibits and Schedules hereto, as amended from time to time.

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“Appraiser” means an independent nationally recognized investment bank or other qualified financial institution acceptable to the Company and the Majority Holders. If the Majority Holders and the Company can not reach an agreement regarding the identity of the Appraiser, then each party shall have two days to notify the other party of the identity of an Appraiser acceptable to it, and the Appraiser will be selected jointly (which such selection shall be final and binding on the parties) by the Majority Holders’ choice for Appraiser and the Company’s choice for Appraiser within five Business Days of such notification. The Company shall pay all costs associated with choosing the Appraiser.

“Business Day” means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in Fort Worth, Texas are authorized or required to be closed.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock of the Company, par value $0.1 per share, any capital stock into which such Common Stock shall have been changed or converted, any capital stock resulting from any reclassification of such Common Stock, and all other capital stock of any class or classes of the Company the holders of which have the right either to all or any portion of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

“Convertible Securities” means any evidences of indebtedness, shares of capital stock (other than Common Stock) or other securities convertible into or exchangeable for, directly or indirectly, shares of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder, as amended from time to time.

“Expiration Date” means April _, 2015.

“Initial Public Offering” means the closing of the Company’s first underwritten offering to the public pursuant to an effective registration statement under the Securities Act.

“Majority Holders” means, at any given time, the Holder or Holders of a majority of the issued and outstanding Warrants.

“Notes” means the Company’s Secured Convertible Promissory Notes issued pursuant to the Securities Purchase Agreement.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Chief Financial Officer, the Treasurer or Secretary.

“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire, directly or indirectly, shares of Common Stock, including, without limitation, Convertible Securities.

“Other Securities” means any stock (other than Common Stock) and other securities of the Company or any other Person, which the Holders at any time shall be entitled to receive, or shall have received, upon the exercise of Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

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“Person” means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, unincorporated organization or any federal, state, county or municipal governmental or quasi-governmental agency, department, commission, board, bureau, instrumentality or similar entity.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the Commission thereunder, as amended from time to time.

“Securities Purchase Agreement” means that certain Note and Warrant Purchase Agreement, dated as of the date hereof, among the Company, the initial Holders and the other parties thereto, as the same may be supplemented or otherwise modified or amended from time to time.

“Subsidiary” shall mean, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

Section 6.2          Other Definitions. The following terms have the meanings given to them in the sections indicated below:

Term	Section
“Appraisal Notice”	3.11
“Appraiser’s Determination”	3.11
“Corporate Transaction”	3.2
“Company”	Preamble
“Exercise Price”	2.1
“Holders”	Preamble
“Number of Shares Per Warrant”	2.1
“Payment Amount”	2.2
“Principal Place of Business”	4.1
“Successor Company”	3.2
“Warrant Certificates”	1.1
“Warrant Register”	4.1
“Warrants”	Recitals

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Article VII
Miscellaneous

Section 7.1          Remedies. The Company stipulates that the remedies at law available to each Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. No failure or delay on the part of any Holder, in exercising any right, power or remedy hereunder shall operate as a suspension or waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are in addition to and not exclusive of any other remedies provided at law or in equity. The Company shall bear any and all costs and expenses of any Holder associated with the assertion or enforcement of its rights hereunder.

Section 7.2          No Rights or Liabilities as Stockholder. Nothing contained in this Agreement shall be construed as imposing any obligation on any Holder to purchase any securities or, until Warrants are exercised by the Holder, as granting any rights or imposing any liabilities on such Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company or otherwise.

Section 7.3          Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or facsimile transmission, or delivered to the applicable party, if to the Company, at its Principal Place of Business, or if to any Holder, at the registered address of such Holder as set forth in the Warrant Register or at such other address as shall be designated by such Holder in a written notice to the Company (such designation to be recorded by the Company in the Warrant Register). All such notices, requests, demands and other communications shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and two Business Days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage paid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission and confirmed by telephone, (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand delivered by messenger. Notwithstanding anything to the contrary herein, exercise of any Warrant shall be governed by Article II.

Section 7.4          Amendments and Waivers. This Agreement and any term hereof may be amended, altered, modified or waived only by an instrument in writing signed by the Company and the Majority Holders; provided, however, that no such amendment, alteration, modification or waiver that would treat the Holder of any Warrant in a discriminatory manner may be made without the prior written consent of such Holder. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.5          Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Holders from time to time of the Warrants.

Section 7.6          Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements, written or oral, concerning the subject matter hereof.

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Section 7.7          Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties hereto to the maximum extent possible. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.8          Termination. This Agreement shall terminate and be of no further force and effect at the close of business on the Expiration Date or the date on which none of the Warrants shall be outstanding (whether by reason of the exercise thereof or the repurchase thereof by the Company), except that the provisions of Sections 5.2 (Availability of Information), 5.4 (Securities Purchase Agreement), 7.1 (Remedies) and 7.8 (Termination) shall continue in full force and effect after such termination.

Section 7.9          Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

Section 7.10          Governing Law. THIS AGREEMENT AND (UNLESS OTHERWISE EXPRESSLY PROVIDED) ALL AMENDMENTS AND SUPPLEMENTS TO, AND ALL CONSENTS AND WAIVERS PURSUANT TO, THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.

[The remainder of this page was intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant Agreement as of the date first above written.

COMPANY:	Good Earth Energy Conservation, Inc.

	By:	/s/ James R. Emmons
James R. Emmons, President

HOLDERS:	Fort Worth EV Investors L.L.C.

	By:	/s/ John B. Kleinheinz
	Name:	John B. Kleinheinz
	Title:	Manager

Gerald Entine 1988 Family Trust

By:	/s/ Gerald Entine
Name:	Gerald Entine
Title:	Trustee

Brigadier Investments Group LLC

By:	/s/ Craig Kirsch
Name:	Craig Kirsch
Title:	Managing Member

/s/ Tom J. Niedermeyer
Name:	Tom J. Niedermeyer

Evolution Capital Partners, LLC

By:	/s/ Michael Doron
Name:	Michael Doron
Title:	Manager

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The A and C Horn Trust

By:	/s/ Alan F. Horn
Name:	Alan F. Horn
Title:	Trustee

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Exhibit A
to Warrant Agreement

[Company]
[Form of Warrant Certificate]
[Number] Warrants

THE WARRANTS REPRESENTED BY THIS WARANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THE WARRANTS REPRESENTED BY THIS WARANT CERTIFICATE ARE SUBJECT TO A WARRANT AGREEMENT AND FIXES THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND THE HOLDER OF THE WARRANTS. A COPY OF THE WARRANT AGREEMENT IS ON FILE AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS.

No. ___
[Address]
[date], 2012

This Warrant Certificate certifies that [Holder], and its permitted assigns, are entitled to purchase from Good Earth Energy Conservation, Inc., a Delaware corporation (the “Company”), [number of Warrants] (as adjusted, the “Number of Shares Per Warrant”) duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $[par value] per share (the “Common Stock”), of the Company at the purchase price per share of $0.50 (as adjusted, the “Exercise Price”), at any time or from time to time prior to 5:00 P.M., Fort Worth time, [insert date that is the [third] anniversary of the Closing of the Securities Purchase Agreement] (such date, the “Expiration Date”), all subject to the terms, conditions and adjustments set forth in the Warrant Agreement, dated as of March __, 2012 (as may be amended from time to time, the “Warrant Agreement”), by and among the Company and the holders from time to time of the Warrants (the “Holders”). The warrants represented by this Warrant Certificate are warrants to purchase Common Stock (each, a “Warrant” and collectively, the “Warrants,” such term to include any such warrants issued in substitution therefor). The Warrants may be exercised in whole or in part in the manner, and for the exercise price, provided in the Warrant Agreement. The Warrants originally issued evidence rights to purchase the Number of Shares Per Warrant, subject to adjustment as provided in the Warrant Agreement. The Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities of the Company and the Holder.

GOOD EARTH ENERGY CONSERVATION, INC.

By:
Name:
Title:

(Corporate Seal)

Attest:

, Secretary

2

Exhibit 1
to Warrant Certificate

Form of Election
[To be executed upon exercise or exchange of the Warrant]

To	Good Earth Energy Conservation, Inc. [Address]

The undersigned registered holder of the enclosed Warrant Certificate hereby [exchanges / exercises] [number] of the Warrants represented by such Warrant Certificate and purchases [number] shares of Common Stock and / or other such securities and property in such type, number and / or amount as provided in the Warrant Agreement and herewith makes payment of $[amount] therefore, and requests that the certificates for such shares and / or other evidences of such other securities and property, as the case maybe, be issued in the name of, and delivered to [name], whose address is [address].

Dated:

(Signature must conform to name of holder as specified on the face of the Warrant Certificate)

(Street Address)

	(City)	(State)	(Zip Code)

Exhibit 2
to Warrant Certificate

Form of Assignment
[To be executed upon assignment of the Warrant]

To	[Company] [Address]

FOR VALUE RECEIVED, the undersigned registered Holder of the enclosed Warrant Certificate hereby sells, assigns and transfers unto [name], whose address is [address], [number] of the Warrants represented by such Warrant Certificate to purchase shares of Common Stock of the Company and / or other such securities and property in such type, number and / or amount as provided in the Warrant Agreement, and, if such Warrants shall not include all of the Warrants represented by the enclosed Warrant Certificate, the Company shall issue and deliver a new Warrant Certificate to the undersigned of like tenor for the remaining Warrants not transferred hereunder, and does hereby irrevocably constitute and appoint [name] attorney, to register such transfer on the books of the Company maintained for such purpose, with full power of substitution.

Dated:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

(Street Address)

	(City)	(State)	(Zip Code)

Signed in the Presence of:

Acknowledged and Accepted:

[COMPANY]

By:
Name:
Title:

AMENDMENT ONE TO

GOOD EARTH ENERGY CONSERVATION, INC.

WARRANT AGREEMENT

As of April 10, 2012, Good Earth Energy Conservation, Inc., a Delaware corporation (the “Company”), Fort Worth EV Investors L.L.C., a Texas limited liability company (“FWEV”) and the other persons listed on the signature hereof (each of FWEV and each other person listed as such on the signature page hereof, an “Investor” and, collectively, the “Investors” for purposes of this amendment) entered into a Warrant Agreement (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The Company and the Investors have reached an agreement to amend the Agreement, and for good and valuable consideration which each hereby acknowledges, the Agreement shall be amended by amending and restating the definition of “Expiration Date” in Section 6.1 of the Agreement to read as follows:

“Expiration Date” means April 10, 2016.

Except as set forth above, the Agreement remains unchanged, and each of the undersigned hereby ratifies and confirms the Agreement, as amended.

[Signatures on Following Page]

This Amendment One to Good Earth Energy Conservation, Inc. Warrant Agreement is entered into to be effective as of September 30, 2012.

COMPANY:	INVESTORS:

Good Earth Energy Conservation, Inc.	Fort Worth EV Investors L.L.C.

By:	By:	/s/ John B. Kleinheinz
Name:	Name:	John B. Kleinheinz
Title:	Title:	Manager

Gerald Entine 1988 Family Trust

By:
Name:
Title:

Brigadier Investments Group LLC

By:
Name:
Title:

Name: Tom J. Niedermeyer

A and C Horn Trust

By:
Name:
Title:

Evolution Capital Partners, Inc.

By:
Name:
Title:

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is entered into as of April 10, 2012 by and between Good Earth Energy Conservation, Inc., a Delaware corporation (“Company”), the persons listed on Schedule A hereto as secured parties (the “Secured Parties”), and Fort Worth EV Investors L.L.C., a Texas limited liability company, as agent for the Secured Parties (the “Agent”). The parties hereto agree as follows:

1.          SECURITY INTEREST. Company grants to Agent, on behalf of the Secured Parties, a security interest in, and mortgages, assigns, transfers, delivers, pledges, sets over and confirms to Agent, on behalf of the Secured Parties, all of Company’s remedies, powers, privileges, rights, titles and interests of every kind and character now owned or hereafter acquired, created or arising in and to the following property of the Company, (collectively, the “Collateral”), together with all accessions, appurtenances and additions to and substitutions for any of the foregoing, together with all renewals and replacements of any of the foregoing:

•	Company’s Accounts Receivable

•	Company’s Inventory

The Security Interest shall secure the payment and performance of a certain series of Secured Convertible Promissory Notes of even date herewith in the principal amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) (the “Notes”) and the payment and performance of all other liabilities and obligations of Company to Secured Parties of every kind and description, direct or indirect, absolute or contingent, due or to become due now existing or hereafter arising.

2.          REPRESENTATIONS AND WARRANTIES. Company represents and warrants as follows:

(a)          Title to Collateral. Company is the legal and equitable owner and holder of good and marketable title to the Collateral. Company agrees to defend the Collateral and its proceeds against all claims and demands, of any person at any time claiming the Collateral, its proceeds or any interest in either. No Collateral is in the possession of any person (other than Company) asserting any claim thereto or security interest therein.

(b)          Priority. The liens and security interests of this Agreement will constitute valid and perfected prior liens and security interests on the Collateral, subject to no other liens, security interests or charges whatsoever.

(c)          Absence of Litigation. There are no material actions, suits, proceedings or investigations (collectively, “Proceedings”), pending or, to the best of Company’s knowledge, threatened against Company or otherwise affecting the Collateral that could result in the imposition of substantial penalties or materially and adversely affect the Collateral, or the financial condition or business of Company, taken as a whole, or which may involve or affect the validity of this Agreement. Company is not in default with respect to any order, writ, injunction, decree or demand of any court or any administrative agency or governmental authority affecting the Collateral or the use thereof.

(d)          Execution, Delivery and Enforceability. Company is duly authorized to make and enter into this Agreement and to carry out the transactions contemplated by this Agreement, and the Notes. This Agreement has been duly executed and delivered by Company and is the legal, valid and binding obligation of Company, enforceable in accordance with its terms, subject only to the effect of any applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and the discretionary nature of specific performance and other equitable remedies.

(e)          Corporate Existence, Power and Authorization. Company (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (b) has the corporate or other necessary power and authority, and the legal right to own and operate its property and to conduct the business in which it is currently engaged. Company has the corporate or other necessary power and authority, and the legal right to make, deliver and perform the Notes and this Agreement. Company has taken all corporate or other action necessary to authorize the execution, delivery and performance of the Notes and this Agreement.

3.          COVENANTS. Company covenants and agrees with Secured Parties as follows:

(a)          Notification of Action. If the validity or priority of this Agreement or of any rights, titles, security interests or other interests created or evidenced hereby shall be attached, endangered or questioned or if any legal proceedings are instituted with respect thereto, Company will give prompt written notice thereof to Agent, and at Company’s own cost and expense, will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and Agent (whether or not Agent or any Secured Party is named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the rights, titles, security interests and other interests created or evidenced hereby.

(b)          Further Assurances. Company will, on request of Agent, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments (including further security agreements, financing statements and continuation statements) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Agreement and the Notes, including specifically any renewals, additions, substitutions, replacements or appurtenances to the then Collateral; and (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by Agent, to protect the security interest hereunder against the rights or interests of third persons, and Company will pay all costs connected with any of the foregoing.

(c)          Use of Certain Collateral. Until the occurrence of an Event of Default (as hereinafter defined), Company may use the Collateral which is reasonably considered as “Inventory” in any lawful manner not inconsistent with this Agreement and may also sell or lease such Collateral in the ordinary course of Company’s business. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt. Company may also use and consume any raw materials or supplies, the use and consumption of which are necessary to carry on Company’s business.

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4.          EVENTS OF DEFAULT. The occurrence of any Event of Default as defined in the Notes or the Purchase Agreement shall be an event of default hereunder (“Event of Default”).

5.          REMEDIES IN EVENT OF DEFAULT. Upon the occurrence of an Event of Default, and at any time thereafter:

(a)          Agent, on behalf of the Secured Parties is authorized, in any legal manner and without breach of the peace, to take possession of the Collateral and of all books, records and accounts relating thereto and to exercise without interference from Company any and all rights which Company has with respect to the management, possession, operation, protection or preservation of the Collateral, including the right to sell the same for the account of Company and to deduct from such sale proceeds, all costs, expenses and liabilities of every character incurred by Agent in collecting such sale proceeds and in managing, operating, maintaining, protecting or preserving the Collateral and to apply the remainder of such sales proceeds to the obligations owed to the Secured Parties in such manner as Agent may elect. If necessary to obtain the possession provided for above, Agent may invoke any and all legal remedies to dispossess Company, including specifically one or more actions for forcible entry and detainer. In connection with any action taken by Agent pursuant to this Agreement, Agent shall not be liable for any loss sustained by Company resulting from any failure to sell the Collateral, or any part thereof, or from other act or omission of Agent with respect to the Collateral unless such loss is caused by the willful misconduct and bad faith of Agent, nor shall Agent be obligated to perform or discharge any obligation, duty, or liability under any sale or lease agreement covering the Collateral or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder.

(b)          Agent, on behalf of the Secured Parties may, without notice except as hereinafter provided, sell the Collateral or any part thereof at public or private sale (with or without appraisal or having the Collateral at the place of sale) for cash, upon credit, or for future delivery, and at such price or prices as it may deem best, and any Agent may be the purchaser of any and all of the Collateral so sold and thereafter hold the same absolutely free from any right or claim of whatsoever kind. Upon any such sale Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, stay or appraisal which Company has or may take under any rule of law or statute now existing or hereafter adopted. To the extent notice is required by applicable law, Agent shall give Company and permitted lien holders written notice at the address set forth herein (which shall satisfy any requirement of notice or reasonable notice in any applicable statute) of the intention to make any such public or private sale. Such notice (if any is required by applicable law) shall be personally delivered or mailed, postage prepaid, to Company and permitted lien holders at least ten (10) calendar days before the date fixed for a public sale, or at least ten (10) calendar days before the date after which the private sale or other disposition is to be made, unless the Collateral is of a type customarily sold on a recognized market, is perishable or threatens to decline speedily in value. Such notice (if any is required by applicable law), in case of public sale, shall state the time and place fixed for such sale or, in case of private sale or other disposition other than a public sale, the time after which the private sale or other such disposition is to be made. Any public sale shall be held at such time or times, within the ordinary business hours and at such place or places, as Agent may fix in the notice of such sale. At any sale the Collateral may be sold in one lot as an entirety or in separate parcels as Agent may determine. Agent shall not be obligated to make any sale pursuant to any such notice. Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at any time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Agent until the selling price is paid by the purchaser thereof, but Agent shall incur no liability in case of the failure of such purchaser to take up and pay for the collateral so sold, and in case of any such failure, such Collateral may again be sold upon like notice. Each and every method of disposition described in this Agreement shall constitute disposition in a commercially reasonable manner. The Company, to the extent applicable, shall remain liable for any deficiency.

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(c)          Agent, on behalf of the Secured Parties, shall have all the rights of a secured party after default under the Uniform Commercial Code, statutory and common law of the state where the Collateral is located.

(d)          Agent, on behalf of the Secured Parties, may resort to any security given by this Agreement or to any other security now existing or hereafter given to secure the payment of the Notes, in whole or in part, and in such portions and in such order as may seem best to Agent in its sole and uncontrolled discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits or security interests evidenced by this Agreement.

6.          ADDITIONAL AGREEMENTS.

(a)          Release of Security Interest. Upon full payment of the Notes, complete performance of all of the obligations hereunder and the Notes, all rights under this Agreement shall terminate and the Collateral shall become wholly clear of the security interest evidenced hereby, and upon written request by Company, such security interest shall be released by Secured Parties in due form and at Company’s cost.

(b)          Waiver of Event of Default. Agent, on behalf of the Secured Parties, may waive any Event of Default without waiving any other prior or subsequent default. Agent may remedy any Event of Default without waiving the default remedied. The failure to exercise any right, power or remedy upon any Event of Default shall not be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date.

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(c)          Waiver of Performance, Etc.. Agent, on behalf of the Secured Parties may at any time and from time to time in writing (a) waive compliance by Company with any covenant herein made by Company to the extent and in the manner specified in such writing; (b) consent to Company’s doing any act which hereunder Company is prohibited from doing, or consent to Company’s failing to do any act which hereunder Company is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Collateral, or any interest therein, from the security interest of this Agreement; or (d) release any party liable, either directly or indirectly, for the payments due under the Notes or for any covenant herein or in any other instrument now or hereafter securing the payment due under the Notes, without impairing or releasing the liability of any other party. No such act shall in any way impair the rights of any Secured Party hereunder except to the extent specifically agreed to by Secured Parties in such writing.

7.          NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon actual delivery to the party to be notified, (ii) one (1) business day after deposit with a recognized overnight courier, or (iii) three (3) business days after deposit with the U.S. Postal Service by first class certified or registered mail, postage prepaid, return receipt requested, addressed or sent (a) if to Agent, at 301 Commerce Street, Suite 1900, Fort Worth, Texas 76102 or at such other address as Agent shall have furnished to Company in writing upon 10 days’ notice, (b) if to any Secured Party, at the address set forth next to such Secured Party’s signature to this Agreement, or at such other address as the Secured Party shall have furnished to the Company in writing upon 10 days' notice, or (c) if to the Company, at 7513 Pebble Dr., Fort Worth, TX, 76118, or at such other address as the Company shall have furnished to the Agent and each Secured Party in writing upon 10 days' notice.

8.          GOVERNING LAW. This Agreement has been executed and delivered in the State of Texas and shall be construed in accordance with and governed by the laws of the State of Texas and the United States of America.

9.          AUTHORITY OF AGENT. Each Secured Party authorizes Agent to act on its behalf as provided herein and agrees to indemnify Agent from and against any liability or obligation Agent may occur in so acting. The security granted hereby is for the equal and ratable benefit of the Secured Parties.

[Remainder of page left intentionally blank; Signatures on following page.]

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IN WITNESS WHEREOF, the undersigned have executed this Security Agreement as of the date set forth above.

COMPANY:	Good Earth Energy Conservation, Inc.

	By:	/s/ James R. Emmon
James R. Emmons, President

AGENT:	Fort Worth EV Investors L.L.C.

	By:	/s/ John B. Kleinheinz
	Name:	John B. Kleinheinz
	Title:	Manager

INVESTORS:	Fort Worth EV Investors L.L.C.

	By:	/s/ John B. Kleinheinz
	Name:	John B. Kleinheinz
	Title:	Manager

Gerald Entine 1988 Family Trust

	By:	/s/ Gerald Entine
	Name:	Gerald Entine
	Title:	Trustee

Brigadier Investments Group LLC

	By:	/s/ Craig Kirsch
	Name:	Craig Kirsch
	Title:	Managing Member

/s/ Tom J. Niedermeyer
	Name:	Tom J. Niedermeyer

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Evolution Capital Partners, LLC

By:	/s/ Michael Doron
Name:	Michael Doron
Title:	Manager

The A and C Horn Trust

By:	/s/ Alan F. Horn
Name:	Alan F. Horn
Title:	Trustee

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Schedule A

To

Security Agreement

[NOT INCLUDED]

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EQUITYHOLDERS AGREEMENT

Equityholders Agreement (this “Agreement”), dated as of April 10, 2012, among Good Earth Energy Conservation, Inc., a Delaware corporation (the “Company”), Fort Worth EV Investors L.L.C., a Texas limited liability company (“FWEV”), Gerald Entine 1988 Family Trust, Brigadier Investments Group LLC, and Astania Investments Limited (collectively with FWEV, the “Initial Investors”), John Maguire, James M. Hawes, and Zeus Corp. (the three foregoing individuals and/or entities, the “Existing Founders”).

WHEREAS, as of the date hereof, the Common Stock, par value $0.01 per share (the “Common Stock” or “Shares”), of the Company consists of 50,000,000 authorized shares;

WHEREAS, as of the date hereof the Existing Founders own, directly or indirectly, 13,048,598 Shares of Common Stock, comprising 83.60% of the issued and outstanding Shares;

WHEREAS, the Initial Investors have agreed to provide the Company with senior financing pursuant to a Note and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, among the Company, the Initial Investors and the other parties thereto, and in connection therewith, among other things, the Company has agreed to issue secured convertible promissory notes (such notes issued on the date hereof and any similar notes issued thereafter upon transfer, exchange or replacement thereof, collectively, the “Notes”) and warrants (such warrants issued on the date hereof and any warrants issued thereafter upon transfer, exchange or replacement thereof, collectively, the “Warrants”) to the Initial Investors to acquire up to 3,500,000 shares of the Common Stock of the Company (as adjusted from time to time pursuant to the Purchase Agreement and the Warrant Agreement));

WHEREAS, the Initial Investors have requested from the Company, and the Company has agreed to grant to the Initial Investors, certain rights with respect to the Notes, the Warrants and the Common Stock issued or issuable upon the conversion of the Notes and the exercise of the Warrants; and

WHEREAS, the obligation of the Initial Investors to provide the Company senior financing is conditioned, among other things, on the execution and delivery of this Agreement by the Company and the Existing Founders;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.	Directors.

(a)          In the event the Company fails to make interest payments on the Notes for two consecutive calendar quarters during any period of 12 consecutive months (a “Payment Default”), FWEV shall have the right to designate one person for election to the Company’s Board and as Chairman of the Compensation Committee of the Board. Such right shall continue until the Payment Default is cured. The person designated by FWEV pursuant to the immediately preceding sentence is herein referred to as the “FWEV Director.” For so long as the Notes remain outstanding, any individual who serves as the FWEV Director hereunder shall continue to hold office until his successor is elected and qualified or, if earlier, until the earlier of (i) his death or resignation, or (ii) his removal from office by FWEV, which shall have the sole right to remove the FWEV Director. After the Notes have been paid in full, any individual who serves as the FWEV Director hereunder shall continue to hold office until his successor is elected and qualified or, if earlier, until the earlier of (i) his death or resignation or (ii) his removal from office, with or without cause, by vote of the stockholders of the Company.

(b)          Although FWEV is entitled to designate the FWEV Director, FWEV is not required to designate such FWEV Director. The decision of FWEV not to designate a Director that it is entitled to designate does not constitute a waiver of its right at any time thereafter to designate a Director if it is then entitled to do so pursuant to this Section 1.

(c)          Cumulative voting for the election of Directors is expressly denied and prohibited while any Note remains outstanding.

2.        Election of Directors. Each Founder hereby agrees to vote all Shares (to the extent they have voting rights) owned by such Founder to cause the election to the Board of the individual designated by FWEV in accordance with Section 1. Any vote taken to remove any FWEV Director elected pursuant to this Section 2, or to fill any vacancy created by the resignation, removal or death of a FWEV Director elected pursuant to this Section 2, shall also be subject to the provisions of this Section 2.

3.        Tag-Along Rights. If one or more Founders (the “Sellers”) propose to sell, assign, transfer, or otherwise dispose of in a transaction other than a mortgage, pledge or hypothecation (a “Transfer”) Covered Securities constituting in the aggregate more than 50% of the outstanding Common Stock of the Company to a Person that is not a Permitted Transferee (each such proposed transaction, a “Tag-Along Sale”), such Sellers shall, as a condition precedent to any such Tag-Along Sale, afford each Outside Equityholder the right to Transfer, on a pro rata basis, Covered Securities owned by such Outside Equityholder as follows:

(a)          The Sellers shall give written notice (the “Sale Notice”) to the Outside Equityholders at least 45 days prior to any proposed Tag-Along Sale, and such notice shall specify the number of Covered Securities which the Sellers desire to Transfer, the percentage of the total number of Covered Securities then held by the Seller represented by the number of Covered Securities the Seller proposes to Transfer, the identity of the proposed purchaser of such Covered Securities (the “Tag-Along Purchaser”), the aggregate number of Covered Securities the Tag-Along Purchaser is willing to purchase, and the time within which and the price and all other material terms and conditions upon which the Seller proposes to Transfer such Covered Securities. The Sellers will ensure that the terms of such Tag-Along Sale will entitle any participating Outside Equityholder to effect the Transfer of such Outside Equityholder’s Covered Securities in such Tag-Along Sale pursuant to, at such Outside Equityholder’s election, either of the methods set forth in Section 3(c). The Outside Equityholders shall notify the Seller in writing, within 10 days after their receipt of the Sale Notice, whether they desire to Transfer any Covered Securities held by them concurrently with the Seller in accordance with the terms and provisions of this Section 3. Failure to provide such written notice within 10 days after actual receipt of the Sale Notice shall, for the purpose hereof, be deemed to constitute a refusal by the Outside Equityholders to Transfer any of their Covered Securities concurrently with the Sellers.

(b)          Concurrently with the delivery of the Sale Notice above, the Sellers shall offer each Outside Equityholder (a “Tagging Equityholder”) the opportunity to Transfer to the Tag-Along Purchaser, on a pro rata basis, a number of Covered Securities equal to the product of (i) the aggregate number of Covered Securities the Tag-Along Purchaser is willing to purchase, as set forth in the Sale Notice and (ii) a fraction (x) the numerator of which shall be the number of Common Stock Equivalents that such Tagging Equityholder holds and (y) the denominator of which shall be the aggregate number of Common Stock Equivalents held by the Seller and each Tagging Equityholder. Any shortfall in the number of Covered Securities elected to be purchased pursuant to the previous sentence shall be allocated to those Tagging Equityholders who have agreed to Transfer their full allotment and the Sellers on a pro rata basis, based on the percentage of Common Stock Equivalents held by each such Equityholder. It is agreed and understood that the Sellers shall obtain the same agreements and commitments from the Tag-Along Purchaser with respect to the Covered Securities to be Transferred by the Tagging Equityholder as it has obtained from the Tag-Along Purchaser with respect to the Covered Securities proposed to be Transferred by the Seller, including the time of purchase, the purchase price and the other terms and conditions upon which the purchase of the Seller’s Covered Securities is to be made.

(c)          In the event of such Tag-Along Sale, then, at each Tagging Equityholder’s election, such Tagging Equityholder shall be entitled either (x) to exercise, convert or exchange such Tagging Equityholder’s Covered Securities for Common Stock concurrently with such Tag-Along Sale and have Section 3(c)(i) below apply thereto or (y) to cause all of such Tagging Equityholder’s Covered Securities be converted into the right to receive the consideration as provided in Section 3(c)(ii) below.

(i)	If such Tagging Equityholder so elects, such Tagging Equity holder shall have the right to exercise, convert or exchange its Covered Securities for Common Stock concurrently with, and subject to, the consummation of the proposed Transfer and thereafter participate in such Tag-Along Sale as a holder of Common Stock; or

(ii)	If such Tagging Equityholder so elects, such Tagging Equityholder shall have the right, upon the consummation of the Tag-Along Sale, to receive in exchange for its Covered Securities consideration equal to the product of: (A) the amount of consideration on a per share basis received by the holders of the Common Stock in connection with the Tag-Along Sale, and (B) the number of Common Stock Equivalents represented by such Tagging Equityholder’s Covered Securities immediately prior to the consummation of the Tag-Along Sale.

(d)        No Tagging Equityholder shall be obligated to Transfer any Covered Securities pursuant to any notice furnished in accordance with the provisions of this Section 3 or otherwise. The exercise or non-exercise of the rights of any Equityholder hereunder to participate in one or more Tag-Along Sales pursuant to this Section 3 shall not adversely affect their rights to participate in subsequent Tag-Along Sales of Covered Securities subject to this Section 3.

(e)        Any Transfer of Covered Securities by a Tagging Equityholder pursuant to the provisions of this Section 3 shall be made concurrently with the Transfer of the Covered Securities by the Sellers.

(f)        The Tagging Equityholders shall be obligated to make the same, but in no event more than, representations, warranties, covenants, and agreements (including indemnity) made by the Sellers in connection with the Transfer.

4.          Drag-Along Rights. If one or more Founders wish to Transfer Covered Securities, constituting in the aggregate more than 50% of the outstanding Covered Securities (and at least 50% of the outstanding Covered Securities held by the Founders and their Affiliates), the Outside Equityholders hereby agree to Transfer all, but not less than all, the Covered Securities then owned by them in such Transfer (the “Drag-Along Sale”)as follows; provided that (x) the terms of the Drag-Along Sale shall entitle each of the Outside Equityholders to effect the Transfer of their Covered Securities in the Drag-Along Sale pursuant to, at such Outside Equityholder’s option, either of the methods set forth in Section 4(c), (y) all of the consideration for the Drag-Along Sale shall be payable in cash or marketable securities, and (z) the fair market value of the per share price paid in connection with the Drag-Along Sale shall be at least equal to the Fair Market Value of the Covered Securities.

(a)        The Founders shall give written notice (the “Drag-Along Notice”) to the Outside Equityholders at least 45 days prior to any proposed Drag-Along Sale, and such notice shall specify the number of Covered Securities which they desire to Transfer, the percentage of the total number of Covered Securities then held by them represented by the number of Covered Securities they propose to Transfer, the identity of the proposed purchaser of such Covered Securities (the “Drag-Along Purchaser”), the aggregate number of Covered Securities the Drag-Along Purchaser is willing to purchase, and the time within which and the price and all other material terms and conditions upon which the Founders propose to Transfer such Covered Securities.

(b)        The Outside Equityholders shall deliver duly executed contractual documents of transfer and shall Transfer all their Covered Securities to the Drag-Along Purchaser on the closing of the Drag-Along Sale, provided that all Covered Securities Transferred by the Outside Equityholders are Transferred to the Drag-Along Purchaser at the closing of the Drag-Along Sale at the same price (which price shall be determined on an as-converted basis for all Covered Securities (and shall be expressed on a Common Stock Equivalent basis)) and on the same terms and conditions (except as set forth in Section 4(d) and with respect to representations and warranties made by the Founders).

(c)        In the event of a Drag-Along Sale, then, at each Outside Equityholder’s election, such Outside Equityholder shall be entitled to either (x) exercise, convert or exchange such Outside Equityholder’s Covered Securities for Common Stock concurrently with such Transfer and have Section 4(c)(i) below apply thereto or (y) cause all of such Outside Equityholder’s Covered Securities to be converted into the right to receive the consideration as provided in Section 4(c)(ii) below.

(i)	If such Outside Equityholder so elects, such Outside Equityholder shall have the right to exercise, convert or exchange its Covered Securities for Common Stock concurrently with, and subject to, the consummation of the Drag-Along Sale and thereafter participate in the Drag-Along Sale as a holder of Common Stock; or

(ii)	If such Outside Equityholder so elects, such Outside Equityholder shall have the right, upon the consummation of the Drag-Along Sale, to receive in exchange for such Outside Equityholder’s Covered Securities consideration equal to the product of: (A) the amount of consideration on a per share basis received by the holders of the Common Stock in connection with the Drag-Along Sale, and (B) the number of Common Stock Equivalents represented by such Outside Equityholder’s Covered Securities immediately prior to the consummation of the Drag-Along Sale.

(d)        The Outside Equityholders shall be obligated to make all the representations, warranties, covenants and agreements made by the Founders (including indemnity) but only as to their ownership of the Covered Securities, transfer of title to such Covered Securities, the power and authority to effectuate the Transfers, and the enforceability of their respective obligations under the Transfer documentation.

5.        Legends on Certificates. Each certificate representing Common Stock, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act or sold pursuant to Rule 144) bear legends in the following form (in addition to any legend required under applicable state securities laws):

(a)	“THESE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OFFERED FOR SALE WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.”

(b)	“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS, CONDITIONS AND PROVISIONS, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND VOTING, OF AN EQUITYHOLDERS AGREEMENT, DATED AS OF MARCH __, 2012, BY AND AMONG THE COMPANY AND CERTAIN EQUITYHOLDERS, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.”

6.        Covenants of the Company. For so long as this Agreement remains in effect, the Company shall not:

(a)          At any time after the occurrence and during the continuance of a default in the payment of principal or interest on the Notes, increase the salary of any officer of the Company or any Founder; or

(b)          Provide for, or make available for grant, options or equity incentive awards to the employees of the Company that exceed, in the aggregate 11% of the Common Stock of the Company on a fully diluted basis at the time the Merger Condition is satisfied.

7.        Miscellaneous.

(a)          Assignment. Except as otherwise expressly provided herein, this Agreement shall be binding upon the Company and its successors and assigns, and shall be binding upon and inure to the benefit of the Equityholders, their respective heirs, personal representatives, successors and permitted transferees. Any Transfer of any shares of Common Stock shall not be effective unless such Transfer is made in accordance with this Agreement and the transferee shall be subject to the requirements set forth in Section 7(k).

(b)          Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with, the laws of the State of Texas, without giving effect to its principles or rules regarding conflict of laws (to the extent such principles or rules would require the application of the law of another jurisdiction).

(c)          Severability. If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and all remaining provisions shall continue in full force and effect.

(d)          Entire Agreement; Amendments. This Agreement, the Purchase Agreement, the Warrant Agreement, the Notes, the Security Agreement and the Registration Rights Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and no amendment, alteration or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument executed by the Company, the Required Equityholders, and Founders holding a majority in interest of the Common Stock then held by all Founders; provided, however that if any such purported amendment would treat an Outside Equityholder in a manner different from other Outside Equityholders, the consent of such Outside Equityholder shall be required for such amendment.

(e)          Waiver. No waiver of any provision of this Agreement shall be valid unless it is expressed in a written instrument duly executed by the party or parties making such waiver. The failure of any party to insist, in any one or more instances, on performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition but the obligation of any party with respect thereto shall continue in full force and effect.

(f)          Definitions. Whenever used in this Agreement, the following terms shall have the respective meanings given to them below or in the Sections indicated below:

“Additional Founder” has the meaning given in Section 7(k).

“Additional Outside Equityholder” has the meaning given in Section 7(k).

“Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For purposes of this definition, “Control” shall mean the power, directly or indirectly, either to (i) vote 10% or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling”, “Controlled by”, and “under common Control with” have meanings correlative thereto.

“Agreement” has the meaning given in the preamble.

“Board” shall mean, as to any Person, the board of directors or similar governing body.

“Common Stock” has the meaning given in the recitals.

“Common Stock Equivalents” means at any time, a number equal to (i) with respect to each share of Common Stock, one such share and (ii) with respect to any Covered Security, the number of shares of Common Stock into or for which such Covered Security may be converted or exercised.

“Company” has the meaning given in the preamble.

“Covered Security” means all of the shares of Common Stock and any other security, option, warrant or other right that does or may allow the holder thereof to receive Common Stock, owned from time to time by any of the Equityholders. References in this Agreement to the “Covered Securities,” and calculations made hereunder with respect to percentages of “Covered Securities” outstanding, shall be deemed to include shares of Common Stock issuable upon exercise of the Warrants as if exercised and conversion of the Notes as if converted.

“Drag-Along Notice” has the meaning given in Section 4(a).

“Drag-Along Purchaser” has the meaning given in Section 4(a).

“Drag-Along Sale” has the meaning given in Section 4.

“Equityholders” means the collective reference to the Outside Equityholders and the Founders.

“Existing Founders” has the meaning given in the preamble.

“Fair Market Value” means the fair market value of any Covered Security as of the date of any Drag Along Sale, as determined by the Appraiser and based upon an independent valuation of the Company as a whole. The Appraiser shall determine the fair market value of any Covered Security consisting of convertible securities (including Notes and Warrants) to be the amount equal to the quotient of (A) the aggregate fair market value of the equity of the Company and its Subsidiaries as a whole plus the fair market value of any consideration payable upon the exercise of any in-the-money convertible securities, divided by (B) the number of shares of Common Stock outstanding plus the number of shares of Common Stock for or into which any in-the-money convertible securities are then exercisable, convertible or exchangeable. The Appraiser shall determine the fair market value of any Covered Security not exercisable, convertible or exchangeable into or for Common Stock assuming that such securities were sold in an arm’s-length transaction between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, taking into account all the relevant facts and circumstances then prevailing. The Appraiser shall determine the aggregate fair market value of the equity of the Company and its Subsidiaries as a whole to be the sum of: (i) the fair market value of the Company on the basis of an arm’s length sale of a going concern between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, taking into account all the relevant facts and circumstances then prevailing, and without consideration of (A) the lack of an actively trading public market for the Common Stock or other capital stock of the Company, (B) any restrictions on the transfer of shares of Common Stock or other capital stock of the Company, or (C) any control premium or minority discount, plus (ii) any Excess Compensation paid to any Founder or Related Person of any Founders in excess of the applicable Maximum Compensation (as defined in the Warrant Agreement), whether in any one case or in the aggregate, plus (iii) cash and marketable securities, less (iv) outstanding indebtedness to third parties for borrowed money having an original maturity exceeding one year.

“Founders” means the collective reference to the Existing Founders, their successors and assigns, and transferees of their Covered Securities (other than those transferees deemed not to be designated as “Founders” pursuant to Section 7(k).

“FWEV” has the meaning given in the Preamble.

“Initial Investors” has the meaning given in the preamble.

“Notes” has the meaning given in the recitals.

“Other Securities” has the meaning given in the Warrant Agreement.

“Outside Equityholders” means the collective reference to the Initial Investors, their respective successors and assigns, and any transferees of their respective Covered Securities.

“Permitted Transferee” of a Founder means any Affiliate or Related Person of such Founder.

“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“Purchase Agreement” has the meaning given in the recitals.

“Qualified Public Offering” means the closing of the Company’s first underwritten offering to the public pursuant to an effective registration statement under the Securities Act, provided that (i) such registration statement covers the offer and sale of Common Stock of which the aggregate net proceeds attributable to sales for the account of the Company exceed $25 million, (ii) such Common Stock is listed for trading on either the New York Stock Exchange or the Nasdaq National Market and (iii) at least 20% of the then issued and outstanding Common Stock has been issued and sold pursuant to such offering and is owned by Persons other than any of the Founders or any other Affiliate of the Company.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, among the Company and FWEV, as amended from time to time.

“Required Equityholders” means, at any given time, the Holder or Holders of 66 2/3% of the Common Stock Equivalents represented by all Covered Securities.

“Sale Notice” has the meaning given in Section 3(a).

“Sellers” has the meaning given in Section 3.

“Shares” has the meaning given in the recitals.

“Tag-Along Purchaser” has the meaning given in Section 3(a).

“Tag-Along Sale” has the meaning given in Section 3.

“Tagging Equityholder” has the meaning given in Section 3(b).

“Transfer” has the meaning given in Section 3.

“Warrant Agreement” means that certain Warrant Agreement, dated as of the date hereof, among the Company and the Initial Warrant Holders; as amended from time to time.

“Warrants” has the meaning given in the recitals.

(g)          All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows:

If to the Company or any Founder, to:

Good Earth Energy Conservation, Inc.

7513 Pebble Dr.

Fort Worth, Texas 76118

Attn: James Emmons

Fax: 817-616-3162;

If to any other Equityholder, to the address set forth in Schedule 1 attached to this Agreement.

Alternatively, to such other address as a party hereto supplies to each other party in writing.

(h)          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(i)          Headings. The headings of this Agreement are for convenience and shall not control or affect the meaning or construction of any provision hereof.

(j)          Specific Performance. The Covered Securities cannot readily be purchased or sold in the open market, and for that reason, among others, the Company and Equityholders will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or any Equityholder may have.

(k)          New Equityholders.

(i)	The Company and the Founders agree to require each purchaser or transferee of any Founder’s Covered Securities or any new securities (other than those issued to a Founder or an existing Outside Equityholder) (each such transferee, an “Additional Founder”), to agree in writing, prior to obtaining (by purchase, gift or otherwise) such Covered Securities to be bound by this Agreement as if such Additional Founder had executed this Agreement on the date hereof. Each Additional Founder shall be subject to the obligations and entitled to the rights of a “Founder” hereunder, unless the Required Equityholders, the Company and such Additional Equityholder shall otherwise agree.

(ii)	Each of the Outside Equityholders shall be free to transfer all or any of such Outside Equityholder’s Covered Securities to any transferee (each transferee, an “Additional Outside Equityholder”). Such transferee shall be required to agree in writing to be bound by this Agreement as if such transferee had executed this Agreement on the date hereof. Each Additional Outside Equityholder shall be subject to the obligations and entitled to the rights of an “Outside Equityholder” hereunder.

(l)          No Exercise Required. No provision hereof shall be deemed to require the exercise, conversion or exchange of the Notes and Warrants or any other Covered Securities in order for the holders thereof to benefit from or be subject to any provision hereof.

(m)          Termination of Provisions. Sections 1 and 2 of this Agreement shall terminate when the Payment Default is cured, and Sections 3 and 4 of this Agreement shall terminate upon the Company attaining the pricing and liquidity thresholds set forth in Section 3.3 of the Notes.

[the remainder of this page left intentionally blank]

IN WITNESS WHEREOF the undersigned have set their hands as of the above date.

COMPANY:	Good Earth Energy Conservation, Inc.

	By:	/s/ James R. Emmons
	Name:	James R. Emmons
	Title:	President

FWEV:	Fort Worth EV Investors L.L.C.

	By:	/s/ John B. Kleinheinz
	Name:	John B. Kleinheinz
	Title:	Manager

INVESTORS:	Fort Worth EV Investors L.L.C.

	By:	/s/ John B. Kleinheinz
	Name:	John B. Kleinheinz
	Title:	Manager

Gerald Entine 1988 Family Trust

	By:	/s/ Gerald Entine
	Name:	Gerald Entine
	Title:	Trustee

Brigadier Investments Group LLC

	By:	/s/ Craig Kirsch
	Name:	Craig Kirsch
	Title:	Managing Member

/s/ Tom J. Niedermeyer
	Name:	Tom J. Niedermeyer

Evolution Capital Partners, LLC

	By:	/s/ Michael Doron
	Name:	Michael Doron
	Title:	Manager

The A and C Horn Trust

	By:	/s/ Alan Horn
	Name:	Alan Horn
	Title:	Trustee

EXISTING FOUNDERS:	/s/ John Maguire
John Maguire

/s/ James M. Hawes
James M. Hawes

Zeus Corp.

	By:	/s/ G. Stourton
	Name:	G. Stourton
	Title:	COO

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 10, 2012, is made among Good Earth Energy Conservation, Inc., a Delaware corporation (the “Company”), and the undersigned Investors (the “Purchasers”). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 8 hereof.

The parties hereto agree as follows:

1.           Piggyback Registrations.

(a)          Right to Piggyback. Whenever the Company proposes to register any of its Common Stock (other than pursuant to a registration under the Securities Act on Form S-4 or S-8 or any successor forms) and the registration form or prospectus to be filed may be used for the registration for distribution of Registrable Securities (a “Piggyback Registration”), whether or not for sale for its own account, the Company will give prompt written notice to all Holders of its intention to effect such a registration or file such prospectus and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 30 days after the receipt of the Company’s notice by all Holders; provided, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration, the Company may, at its election, give written notice of such determination to the Holders and thereupon shall be relieved of any obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (i) if such registration involves an underwritten offering by the Company, all Holders requesting to have Registrable Securities included in the Company's registration must sell their Registrable Securities to such underwriters who shall have been selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and contribution, as may be customary or appropriate in combined primary and secondary offerings. Any Holder that has given such a written request may withdraw its Registrable Securities from the related Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the 30th day prior to the planned effective date of the related Piggyback Registration.

(b)          Piggyback Expenses. The Registration Expenses of the Holders will be paid by the Company in all Piggyback Registrations whether or not any registration or prospectus has become effective or final.

(c)          Priority on Registrations. If in connection with a Piggyback Registration, the managing underwriters advise the Company in writing (with a copy to each Person requesting registration for distribution by prospectus of Registrable Securities) that in their opinion the number of securities requested to be included in such registration or prospectus exceeds the number that can be sold in such offering without adversely affecting the marketability of such offering, the Company will include in such registration or prospectus (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be registered by each such Holder and (iii) third, other securities requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration, and except pursuant to Section 1(b), the Company shall have no liability to any of the Holders in connection with such termination or withdrawal.

(d)          [Intentionally Deleted]

(e)          Custody Agreement and Power of Attorney. Upon the Company's request, the Holders will execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company with respect to the Registrable Securities to be registered pursuant to this Section 1 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Holders will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Registrable Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Holder's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on behalf of the Holders with respect to the matters specified therein.

(f)          Other Agreements. Each Holder agrees that it will execute such other agreements as the Company may reasonably request to further accomplish the purposes of this Section 1.

2.           Holdback Agreements.

(a)          To the extent not inconsistent with applicable law, each Holder agrees not to effect any public sale, distribution or other disposition (including, without limitation, any sale pursuant to Rule 144 under the Securities Act) of any equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such equity securities, during the 90-day period (unless advised in writing by the managing underwriter that a longer period, not to exceed 180 days, is required) beginning on the effective date of any underwritten Piggyback Registration pursuant to this Agreement in which such Holder is selling Registrable Securities (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

(b)          The Company agrees (i) not to effect any public sale, distribution or other disposition of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the 180-day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten offering or pursuant to registrations under the Securities Act on Form S-4 or S-8 or any successor forms), unless the underwriters managing the registered public offering otherwise agree, and (ii) to use reasonable commercial efforts to cause each of its affiliates to agree not to effect any public sale, distribution or other disposition (including sales pursuant to Rule 144 of the Securities Act) of any such securities during such period (except as part of such underwritten offering, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

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3.          Registration Procedures. Whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a)          prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, make all required filings with FINRA and thereafter use its best efforts to cause such Registration Statement to become effective, provided that before filing a Registration Statement or which includes a prospectus that names the Holders or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holders in accordance with Section 4(a) hereof copies of all such documents proposed to be filed, which documents will be subject to review of such counsel at the Company’s expense. Unless such counsel earlier informs the Company that it has no objections to the filing of such Registration Statement, amendment or supplement, the Company shall not file such Registration Statement, amendment or supplement prior to the date that is five Business Days from the date that such counsel received such document. The Company shall not include in any Registration Statement or amendment or post-effective amendment or supplement to such Registration Statement information relating to any Holder to which such counsel shall have reasonably objected in writing on the grounds that (and explaining why) such information does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(b)          prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (i) not less than six months (subject to extension pursuant to Section 6(b)) or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c)          furnish to each seller of Registrable Securities such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, all exhibits and other documents filed therewith and such other documents as such seller may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller;

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(d)          use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)          use its best efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

(f)          promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)          notify each seller of any Registrable Securities covered by such Registration Statement (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for any of such purposes;

(h)          use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(i)          provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of, or date of final receipt, for such Registration Statement;

(j)          in the case of an underwritten offering, enter into such customary agreements (including underwriting agreements with customary provisions) and take all such other actions as the Required Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a share split or a combination of shares);

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(k)          in the case of an underwritten offering, make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with a "due diligence" investigation for an underwritten secondary offering; provided, however, that the Holders and the underwriters and their respective counsel, accountants and other agents shall use their reasonable best efforts to minimize the disruption to the Company's business and coordinate any such investigation of the books, records and properties of the Company and any such discussions with the Company's officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time;

(l)          otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement which shall satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 thereunder;

(m)          in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order;

(n)          in the case of an underwritten offering, obtain one or more comfort letters, signed by the Company’s independent registered accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request;

(o)          in the case of an underwritten offering, provide legal opinions of the Company’s outside counsel, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(p)          furnish to any seller of Registrable Securities such information and assistance as such seller may reasonably request in connection with any “due diligence” effort which such seller deems appropriate; and

(q)          use its best efforts to take or cause to be taken all other actions, and do and cause to be done all other things, necessary or reasonably advisable in the opinion of any seller of Registrable Securities to effect the registration of such Registrable Securities contemplated hereby;

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The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any Registrable Securities covered thereby by name, or otherwise identifies such seller as the holder of any Registrable Securities, without the consent of such seller, such consent not to be unreasonably withheld or delayed, unless such disclosure is required by law.

The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company which such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f), and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

4.           Registration Expenses.

(a)          All expenses incidental to the Company’s performance of or compliance with this Agreement, including, without limitation, all expenses incident to the Company’s performance of or compliance with any registration pursuant to this Agreement (regardless of whether the Registration Statement relating thereto becomes effective), including, without limitation, (i) registration, filing and FINRA fees, (ii) fees and expenses of complying with securities or blue sky laws, (iii) fees and expenses associated with listing securities on an exchange, (iv) word processing, duplicating and printing expenses, (v) messenger and delivery expenses, (vi) transfer agents’, trustees’, depositories’, registrars’ and fiscal agents’ fees, (vii) fees and disbursements of counsel for the Company and of its independent registered accountants, including the expenses of any special audits or “cold comfort” letters, (viii) fees and disbursements of any one firm of counsel retained by Holders of a majority of the Registrable Securities being sold pursuant to any applicable Registration Statement, and (ix) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any (all such fees and expenses being herein called “Registration Expenses”), will be borne by the Company. In addition, the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on the New York Stock Exchange or NASDAQ or such other U.S. exchange acceptable to the Required Holders.

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5.           Indemnification.

(a)          Indemnification By the Company. The Company agrees to indemnify and hold harmless, to the extent permitted by law, each Holder whose shares are covered by the Registration Statement, each of its affiliates and each of its and their respective officers, directors, employees, limited partners, trustees, authorized representatives and agents, and each Person who controls (within the meaning of the Securities Act) such Holder (each such Holder, affiliate, officer, director, employee, limited partner, trustee, authorized representative, agent and controlling Person, a “Seller Indemnitee”) against, and pay and reimburse each Seller Indemnitee for, any losses, claims, damages, liabilities, joint or several, to which such Seller Indemnitee may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus contained therein or any amendment thereof or supplement thereto or, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will pay and reimburse such Seller Indemnitee for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Seller Indemnitee furnished to the Company by such Seller Indemnitee for use in the preparation thereof. In connection with an underwritten offering, the Company, if requested, will indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders provided that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under any indemnity agreement entered into pursuant to this Section 5(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if the Company has previously furnished copies thereof to such underwriter.

(b)          Indemnification by the Holders and Underwriters. The Company may require as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 1 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5(a)) the Company, all other participating Holders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons, with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such Holder or underwriter furnished to the Company by such Holder or underwriter expressly for use in the preparation of such Registration Statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing.

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(c)          Notices of Claims, Etc. Any Person entitled to indemnification hereunder will (i) give written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that the failure to do so shall not relieve the indemnifying party of its obligations to indemnify, and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between, or additional or different defenses among, such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest between, or additional or different defenses among, such indemnified party and any other of such indemnified parties may exist with respect to such claim.

(d)          Investigation, Etc. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

(e)          Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in Section 5 is due in accordance with its terms but is, for any reason (other than as expressly provided therein), held to be unavailable to or unenforceable by the Persons seeking to enforce such indemnity, or is enforceable on terms different from those set forth in Section 5(a) or Section 5(b) (as the case may be), to the extent permitted by applicable law, the Company, the holders of Registrable Securities and any other holders of the Company’s securities who have participated in the applicable offering and any underwriters shall contribute to the aggregate of all liabilities of the nature contemplated in this Section 5 and suffered or incurred by the indemnified party in such proportion as is appropriate to reflect the relative faults of the indemnifying party on the one hand and the indemnified party on the other, in connection with the applicable offering, taking into account the statements or omissions or alleged statements or omissions which resulted in such loss, claim, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 5(e) except to the extent as such party would have been liable to indemnify under this Section 5 if such indemnification were enforceable under applicable law.

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6.           Participation in Underwritten Registrations.

(a)          No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration), provided that no Holder shall be required to make representations and warranties in any underwriting agreement other than those customarily required of a selling shareholder in an underwriting agreement for an underwritten secondary (or primary and secondary) offering, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s reasonable requests in connection with such registration (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Person’s failure to cooperate, will not constitute a breach by the Company of this Agreement).

(b)          Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 3(f). In the event the Company shall give any such notice, the applicable time period mentioned in Section 3(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section to and including the date when each seller of a Registrable Security covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(f).

7.           Current Public Information. At all times after the Company has filed a Registration Statement with the Commission pursuant to the requirements of the Securities Act, the Company will file all reports required to be filed by it under such act and the Exchange Act, and the rules, regulations and policies adopted thereunder, and will take such further action as any Holder or Holders may reasonably request, all to the extent required to enable such Holders to sell Registrable Securities pursuant to Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule, regulation or exemption hereafter adopted by the Commission.

8.           Definitions.

“Commission” means the Securities Exchange Commission, and includes any governmental body or agency succeeding to the functions of the Securities and Exchange Commission.

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“Common Shares” means the shares of Common Stock of the Company.

“Common Stock” means the common stock of the Company, par value $0.01 per share, any capital stock into which such Common Stock shall have been changed or converted, any capital stock resulting from any reclassification of such Common Stock, and all other capital stock of any class or classes of the Company the holders of which have the right either to all or any portion of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

“Company” has the meaning specified in the first paragraph of this Agreement and includes any successor to the Company by way of merger, consolidation, conversion, transfer of assets, exchange of securities, or otherwise.

“Equityholders Agreement” means the Equityholders Agreement of the Company, dated as of April 10, 2012, by and among the Company and the equity holders party thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

“FINRA” means the Financial Industry Regulatory Authority, and includes any governmental body or agency succeeding to the functions of the Financial Industry Regulatory Authority.

“Holders” means the Purchasers or any permitted assignee thereof or transferee of Registrable Securities or securities exercisable or convertible into Registrable Securities.

“Investors” has the meaning specified in the preamble.

“NASDAQ” means The Nasdaq National Stock Market.

“Notes” means the Secured Convertible Promissory Notes issued pursuant to the Purchase Agreement.

“Person” means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Piggy Back Registration” has the meaning specified in Section 1(a).

“Purchase Agreement” means the Note and Warrant Purchase Agreement dated April 10, 2012 between the Company and the Purchasers.

“Purchasers” has the meaning specified in the preamble.

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“Registrable Securities” means (i) any Common Shares issued or issuable upon exercise of the Warrants or conversion of the Notes, (ii) any other stock or securities that the holders of the Warrants or the Notes, may be entitled to receive, or shall have received, upon exercise of the Warrants, conversion of the Notes or otherwise pursuant to such holders’ ownership of the Warrants or Notes, in lieu of or in addition to Common Shares, or (iii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i) or (ii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular shares constituting Registrable Securities, such shares will cease to be Registrable Securities when (x) they have been effectively registered or qualified for sale by prospectus filed under the Securities Act and disposed of in accordance with the Registration Statement covering therein, or (y) they have been sold to the public through a broker, dealer or market maker pursuant to Rule 144 or other exemption to the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Registration Expenses” has the meaning specified in Section 4(a).

“Registration Statement” means the prospectus and other documents filed with the Commission to effect a registration under the Securities Act pursuant to Section 1(a) of this Agreement.

“Required Holders” means Holders holding in the aggregate not less than two-thirds of the Registrable Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

“Warrant” means any warrant issued by the Company pursuant to the Purchase Agreement or the Warrant Agreement.

“Warrant Agreement” means the Warrant Agreement dated as of April 10, 2012, by and among the Company and the Purchasers.

9.           Miscellaneous.

(a)          No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement.

(b)          Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Holders to include such Registrable Securities in a registration for sale by prospectus undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a share split or a combination of shares).

(c)          Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto shall have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

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(d)          Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Required Holders, provided, however, that in the event that such amendment or waiver would treat a Holder in a manner different from other Holders, then such amendment or waiver will require the consent of such Holder.

(e)          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement that are for the benefit of the Holders of the Registrable Securities (or any portion thereof) as such shall be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities (or of such portion thereof).

(f)          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(g)          Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(h)          Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i)          Governing Law. THIS AGREEMENT AND (UNLESS OTHERWISE EXPRESSLY PROVIDED) ALL AMENDMENTS AND SUPPLEMENTS TO, AND ALL CONSENTS AND WAIVERS PURSUANT TO, THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.

(j)          Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered or sent by guaranteed overnight courier service. Such notices, demands and other communications will be sent to the Company and the Holders in the manner and at the addresses set forth in the Warrant Agreement.

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement on the day and year first above written.

Good Earth Energy Conservation, Inc.

By:	/s/ James R. Emmons
James R. Emmons, President

INVESTORS:	Fort Worth EV Investors L.L.C.

	By:	/s/ John B. Kleinheinz
	Name:	John B. Kleinheinz
	Title:	Manager

Gerald Entine 1988 Family Trust

	By:	/s/ Gerald Entine
	Name:	Gerald Entine
	Title:	Trustee

Brigadier Investments Group LLC

	By:	/s/ Craig Kirsch
	Name:	Craig Kirsch
	Title:	Managing Member

/s/ Tom J. Niedermeyer
	Name:	Tom J. Niedermeyer

Evolution Capital Partners, LLC

	By:	/s/ Michael Doron
	Name:	Michael Doron
	Title:	Manager

The A and C Horn Trust

	By:	/s/ Alan F. Horn
	Name:	Alan F. Horn
	Title:	Trustee